Exhibit 1


EMBOTELLADORA ANDINA S.A. AND SUBSIDIARIES

Consolidated financial statements

As of December 31, 2000 and 2001 and for each of the three years in the period ended December 31, 2001







CONTENTS

Report of independent accountants
Consolidated balance sheets
Consolidated statements of income
Consolidated statements of cash flows
Notes to the consolidated financial statements





Ch$    -  Chilean pesos
ThCh$  -  Thousands of Chilean pesos
US$    -  United States dollars
ThUS$  -  Thousands of United States dollars
UF     -  Unidad de Fomento, an inflation-indexed peso-denominated  monetary unit. The UF rate is set daily in advance based on the previous month's inflation rate
R$     -  Brasilian reals




[LOGO of PricewaterhouseCoopers]

REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders of
Embotelladora Andina S.A.


We have audited the accompanying consolidated balance sheets of Embotelladora Andina S.A. and its subsidiaries (the "Company") as of December 31, 2000 and 2001, and the related consolidated statements of income and of cash flows for each of the three years in the period ended December 31, 2001 all expressed in thousands of constant Chilean pesos of December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We have conducted our audits in accordance with auditing standards generally accepted in both Chile and in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Embotelladora Andina S.A. and its subsidiaries as of December 31, 2000 and 2001 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in Chile.

As discussed in Note 2 to the consolidated financial statements, effective January 1, 2000, the Company changed its method of accounting of deferred income taxes in accordance with Technical Bulletin No.60 of the Chilean Institute of Accountants.

As described in Note 19, as of December 31, 2001 the Company maintains investments in Argentina that could be subject to adverse effects from the political and economic uncertainty in Argentina.

Accounting principles generally accepted in Chile vary in certain significant respects from accounting principles generally accepted in the United States of America. The application of the latter would have affected the determination of consolidated net income for each of the three years in the period ended December 31, 2001 and the determination of consolidated shareholders' equity as of December 31, 2000 and 2001 to the extent summarized in Note 25 to the consolidated financial statements.





Santiago, February 15, 2002

                  EMBOTELLADORA ANDINA S.A. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

          (Restated for general price-level changes and expressed in thousands of constant Chilean pesos of December 31, 2000 and thousands of U.S. dollars)

                                                                                   At December31,
                                                      ----------------------------------------------------------------
ASSETS                                                Note           2000               2001               2001
------                                                ----       -------------      --------------    ----------------
                                                                     ThCh$              ThCh$             ThUS$
                                                                                                     (Unaudited Note
                                                                                                          1 aa)
CURRENTS ASSETS:
   Cash                                                             12,530,835         13,868,565             21,180
   Time deposits                                       3           149,771,469         18,171,362             27,752
   Marketable securities                               4            15,727,118         25,574,151             39,057
   Receivables (net)                                   5            58,232,614         57,949,011             88,500
   Amounts due from related companies                  10 d)            25,810          1,412,981              2,158
   Inventories                                         6            24,942,350         17,325,337             26,459
   Recoverable taxes                                                 9,381,558          5,473,501              8,359
   Deferred income taxes                               15 c)           874,854            503,438                769
   Other current assets                                7             8,536,822          8,191,160             12,510
                                                                  ------------      -------------      -------------
      Total current assets                                         280,023,430        148,469,506            226,744
                                                                  ------------      -------------      -------------

PROPERTY, PLANT AND EQUIPMENT:                         9
   Land                                                             14,822,116         15,496,623             23,667
   Buildings and improvements                                       91,670,912         96,931,734            148,035
   Machinery and equipment                                         258,799,186        232,401,564            354,925
   Other property, plant and equipment                             154,821,823        171,308,460            261,624
   Technical reappraisal of property, plant and
     equipment                                                       1,823,156          1,823,156              2,784
   Less: Depreciation                                             (272,301,816)      (300,551,003)          (459,004)
                                                                  ------------      -------------      -------------
      Total property, plant and equipment                          249,635,377        217,410,534            332,031
                                                                  ------------      -------------      -------------

OTHER ASSETS:
   Investments in related companies                    10 a)         7,062,828         18,404,997             28,108
   Goodwill (net)                                      10 b)       108,729,886        111,264,249            169,924
   Investments in other companies                      10              376,160            671,902              1,026
   Long-term receivables                                               899,635          1,145,606              1,750
   Amounts due from related companies                  10 d)           147,399            131,340                201
   Intangible assets (net of accumulated
     amortization of 1,855,506 in 2000 and
     2,339,302 in 2001)                                              1,158,630            975,371              1,490
   Deferred income taxes                               15 c)           638,382                 --                 --
   Other long-term assets                              11           27,877,500        191,241,082            292,065
                                                                  ------------      -------------      -------------

      Total other assets                                           146,890,420        323,834,547            494,564
                                                                  ------------      -------------      -------------

      Total assets                                                 676,549,227        689,714,587          1,053,339
                                                                  ============      =============      =============
_________________
The accompanying notes are an integral part of these consolidated financial statements.

                  EMBOTELLADORA ANDINA S.A. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

          (Restated for general price-level changes and expressed in thousands of constant Chilean pesos of December 31, 2001 and thousands of U.S. dollars)

                                                                                   At December31,
                                                         -----------------------------------------------------------
LIABILITIES AND SHAREHOLDERS' EQUITY                     Note         2000               2001              2001
------------------------------------                     ----     -------------     --------------   ---------------
                                                                      ThCh$             ThCh$             ThUS$
                                                                                                     (Unaudited Note
                                                                                                          1 aa)
CURRENT LIABILITIES:
   Short-term bank liabilities                           12 a)       14,894,135         14,040,704            21,443
   Current portion of long-term bank liabilities         12 b)        1,369,891          7,189,897            10,981
   Current portion of bonds payable                      13 a)        2,914,379          1,192,439             1,821
   Dividends payable                                                  4,042,842          3,911,365             5,974
   Trade accounts payable and notes payable                          40,227,345         34,776,605            53,111
   Other accrued liabilities                             14          12,245,137         11,967,077            18,276
   Amounts payable to related companies                  10 d)       11,246,836         12,133,989            18,531
   Income taxes payable                                               2,231,103          2,513,844             3,839
   Other taxes payable                                               14,662,156         10,862,303            16,589
   Other short-term liabilities                                         129,757            125,855               192
                                                                 --------------     --------------    --------------
      Total current liabilities                                     103,963,581         98,714,078           150,757
                                                                 --------------     ==============    ==============

LONG-TERM LIABILITIES:
   Long-term bank liabilities                            12 b)        3,302,371         55,333,408            84,506
   Bonds payable                                         13 a)      159,391,234        146,988,018           224,481
   Amounts payable to related companies                  10 d)          209,001                 --                --
   Trade accounts payable and notes payable                             491,844            198,747               304
   Other accrued liabilities                             14           5,330,147          6,208,245             9,481
   Deferred income taxes                                 15 c)               --          1,446,852             2,210
   Other long-term liabilities                           18          12,918,603          8,687,366            13,268
                                                                 --------------
      Total long-term liabilities                                   181,643,200        218,862,636           334,250
                                                                 --------------     --------------    --------------

   Minority interest                                     21              18,736             45,577                70
                                                                 --------------     --------------    --------------

   Contingencies and commitments                         19

SHAREHOLDERS' EQUITY:                                    20
   Paid-in capital                                                  179,149,060        179,149,060           273,598
   Other reserves                                                    39,315,030         46,252,421            70,637
   Retained earnings from previous years                            151,984,192        125,211,171           191,223
   Net income for the year                                           32,477,257         33,066,958            50,500
   Interim dividends                                                (12,001,829)       (11,587,314)          (17,696)
                                                                 --------------     --------------    --------------
      Total shareholders' equity                                    390,923,710        372,092,296           568,262
                                                                 --------------     --------------    --------------

      Total liabilities and shareholders' equity                    676,549,227        689,714,587         1,053,339
                                                                 ==============     ==============    ==============
________________
The accompanying notes are an integral part of these consolidated financial statements.

                  EMBOTELLADORA ANDINA S.A. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME

          (Restated for general price-level changes and expressed in thousands of constant Chilean pesos of December 31, 2001 and thousands of U.S. dollars)

                                                                       For the years ended December 31,
                                                 ---------------------------------------------------------------------
                                                 Note         1999            2000           2001           2001
                                                 ----      ------------   -------------   ------------   -------------
                                                              ThCh$          ThCh$           ThCh$          ThUS$
                                                                                                         (Unaudited
                                                                                                         Note 1 aa)
(OPERATING RESULTS
   Net sales                                                416,063,068    458,843,410     481,927,118        736,003
   Cost of sales                                           (259,214,226)  (277,683,559)   (301,613,601)      (460,627)
                                                           ------------   ------------    ------------   ------------
      Gross profit                                          156,848,842    181,159,851     180,313,517        275,376
   Administrative and selling expenses                     (116,991,105)  (124,618,842)   (124,487,558)      (190,118)
                                                           ------------   ------------    ------------   ------------
      Operating income                                       39,857,737     56,541,009      55,825,959         85,258
                                                           ------------   ------------    ------------   ------------

NON-OPERATING INCOME AND EXPENSE:
   Financial income                                          14,573,941     24,892,095      32,477,900         49,601
   Other non-operating income                     22 a)      12,174,682      2,253,236      30,134,104         46,021
   Financial expense                                        (18,139,590)   (20,772,964)    (33,188,219)       (50,685)
   Other non-operating expense                    22 b)     (11,917,632)   (17,403,049)    (26,153,495)       (39,942)
   Share of income (loss) from
   related companies                              10 a)         360,618     (1,319,207)     (1,365,809)        (2,086)
   Amortization of goodwill                                  (4,515,483)    (6,301,251)    (10,713,326)       (16,362)
   Price-level restatement                                   (1,387,181)    (8,456,045)     (9,497,577)       (14,505)
   Exchange gains, net                                        3,778,766      4,988,338       2,779,743          4,245
                                                           ------------   ------------    ------------   ------------
      Non-operating income (expense)                         (5,071,879)   (22,118,847)    (15,526,679)       (23,713)
                                                           ------------   ------------    ------------   ------------

      Income before income tax expense and
        minority interest                                    34,785,858     34,422,162      40,299,280         61,545
Less: Income tax expense                          15 d)      (5,503,255)    (1,872,403)     (7,211,107)       (11,013)
                                                           ------------   ------------    ------------   ------------
      Income before minority interest                        29,282,603     32,549,759      33,088,173         50,532
Less: Income attributable to minority
  interest                                        21             71,949        (72,502)        (21,215)           (32)
                                                           ------------   ------------    ------------   ------------
      Net income                                             29,354,552     32,477,257      33,066,958         50,500
                                                           ============   ============    ============   ============
________________
The accompanying notes are an integral part of these consolidated financial statements.

                  EMBOTELLADORA ANDINA S.A. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

          (Restated for general price-level changes and expressed in thousands of constant Chilean pesos of December 31, 2001 and thousands of U.S. dollars)

                                                                    For the years ended December 31,
                                                      ----------------------------------------------------------------
                                                         1999             2000             2001           2001
                                                      -------------   ---------------   --------------  --------------
                                                         ThCh$             ThCh$           ThCh$           ThUS$
                                                                                                        (Unaudited
                                                                                                        Note 1 aa)
CASH FLOWS FROM OPERATING ACTIVITIES:
   Collection of trade receivables                     545,175,210      615,104,710      692,748,550       1,057,971
   Financial income received                            14,313,753        9,926,006       20,792,360          31,754
   Dividends and other distributions received                   --          174,436               --              --
   Collection of other receivables                      19,071,589       37,498,138       24,489,574          37,401
   Payments to suppliers and personnel                (403,428,670)    (456,068,206)    (544,189,605)       (831,090)
   Interest paid                                       (16,486,609)     (22,652,059)     (23,382,432)        (35,710)
   Income tax payments                                 (11,363,961)      (3,326,596)      (2,137,749)         (3,265)
   Other expenses                                       (3,153,526)      (3,433,715)      (3,054,820)         (4,665)
   VAT and other similar items paid                    (73,517,743)     (81,836,887)     (75,717,642)       (115,637)
                                                      ------------     ------------     ------------    ------------
      Net cash provided by operating activities         70,610,043       95,385,827       89,548,236         136,759
                                                      ------------     ------------     ------------    ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Borrowings from banks and others                     15,231,136       18,568,472      109,882,299         167,813
   Proceeds from issuance of bonds                              --               --      111,245,134         169,894
   Payment of bond issuance costs                               --               --       (1,710,381)         (2,612)
   Other sources of financing, net                              --          (88,869)      (3,257,486)         (4,975)
   Payment of loans                                    (10,836,228)     (13,454,381)    (108,578,638)       (165,822)
   Repayment of bonds                                           --      (37,379,831)    (141,599,947)       (216,253)
   Dividends paid                                      (21,278,920)     (72,631,627)     (58,550,823)        (89,419)
                                                      ------------     ------------     ------------    ------------
      Net cash (used in) provided by financing
        activities                                     (16,884,012)    (104,986,236)     (92,569,842)       (141,374)
                                                      ------------     ------------     ------------    ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Proceeds from sales of property, plant and
     equipment and intangible assets                     2,185,975        7,472,113       26,884,247          41,058
   Proceeds from sales of other investments            196,990,755      459,393,387      783,626,324       1,196,760
   Collection of loans to related companies                     --        1,222,809        1,626,369           2,484
   Proceeds from other asset sales                      12,160,807          549,193          141,899             217
   Investments in financial instruments               (171,109,473)    (379,670,567)    (803,840,727)     (1,227,631)
   Additions to property, plant and equipment          (35,802,395)     (27,486,611)     (22,615,896)        (34,539)
   Investments in related companies                    (13,226,252)     (47,601,813)     (15,962,133)        (24,377)
   Loans to related companies                                   --       (1,172,982)              --              --
                                                      ------------     ------------     ------------    ------------
      Net cash (used in) provided by investing
        activities                                      (8,800,583)      12,705,529      (30,139,917)        (46,028)
                                                      ------------     ------------     ------------    ------------
      Net cash flows from operating, financing
        and investing activities                        44,925,448        3,105,120      (33,161,523)        (50,643)

PRICE-LEVEL RESTATEMENT OF CASH AND CASH
  EQUIVALENTS                                            4,843,345         (786,109)      (7,986,764)        (14,696)
                                                      ------------     ------------     ------------    ------------
NET INCREASE IN CASH AND CASH EQUIVALENTS               49,768,793        2,319,011      (41,148,287)        (65,339)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR          46,785,631       96,554,424       98,873,435         153,498
                                                      ------------     ------------     ------------    ------------
CASH AND CASH EQUIVALENTS AT END OF YEAR                96,554,424       98,873,435       57,725,148          88,159
                                                      ============     ============     ============    ============
________________
The accompanying notes are an integral part of these consolidated financial statements.

                  EMBOTELLADORA ANDINA S.A. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

          (Restated for general price-level changes and expressed in thousands of constant Chilean pesos of December 31, 2001 and thousands of U.S. dollars)

                                                                        For the years ended December 31,
                                                            ---------------------------------------------------------
                                                               1999           2000           2001           2001
                                                            ------------   -----------   -------------  -------------
                                                               ThCh$           ThCh$          ThCh$         ThUS$
                                                                                                         (Unaudited
                                                                                                         Note 1 aa)
RECONCILIATION BETWEEN NET INCOME AND NET CASH FLOWS
  PROVIDED BY OPERATING ACTIVITIES:
Net income                                                   29,354,552     32,477,257     33,066,958         50,500
Income on sales of assets:
   Loss (gain) on sales of property, plant and equipment        406,412        144,042     (4,001,920)        (6,112)
   Loss on sales of investments and other assets                117,431       (102,158)        (1,818)            (3)
Adjustments to reconcile net income to net cash
  provided by operating activities:
   Depreciation                                              42,457,418     41,779,491     40,706,602         62,168
   Amortization of goodwill                                   4,515,483      6,301,251     10,713,326         16,362
   Amortization of intangibles and deferred issuance
     costs                                                      519,601      2,329,138      4,430,520          6,766
   Write-offs and provisions                                  5,250,126     10,910,267      9,851,546         15,045
   Share of income (loss) from affiliate companies, net        (360,618)     1,319,207      1,365,809          2,086
   Price-level restatement                                    1,387,181      8,456,045      9,497,577         14,505
   Exchange gains, net                                       (3,778,766)    (4,988,338)    (2,779,743)        (4,245)
   Other credits to income that do not represent cash
     flows                                                  (11,701,113)   (21,157,750)   (50,853,356)       (77,664)
   Other debits to income that do not represent cash
     flows                                                   12,955,335      9,652,093     37,606,943         57,434
   Income (loss) attributable to minority interest              (71,949)        72,502         21,215             32

Change in operating assets / liabilities:
   Receivables                                                5,621,969     (3,039,183)     6,706,919         10,243
   Inventories                                               (2,899,809)       655,218      7,524,089         11,491
   Other current assets                                        (414,471)     1,974,883     (9,809,406)       (14,981)
   Trade accounts payable and notes payable relating to
     operating activities                                     1,366,947      3,241,403     (1,964,195)        (3,000)
   Interest payable                                           1,133,503        685,555     (4,804,940)        (7,338)
   Income taxes payable                                      (6,594,868)       486,392      2,678,074          4,090
   Trade accounts payable and notes payable relating to
     non-operating activities                                   394,419        247,799     (2,533,130)        (3,869)
   VAT and other similar taxes                               (9,048,740)     3,940,713      2,127,166          3,249
                                                            -----------    -----------    -----------    -----------
      Net cash provided by operating activities              70,610,043     95,385,827     89,548,236        136,759
                                                            ===========    ===========    ===========    ===========
______________
The accompanying notes are an integral part of these consolidated financial statements.

                  EMBOTELLADORA ANDINA S.A. AND SUBSIDIARIES

                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                         AT DECEMBER 31, 2000 AND 2001

NOTE 1 - NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
----------------------------------------------------------------------------

Embotelladora Andina S.A. is registered under No. 00124 in the Securities Registry and is subject to the regulations of the Chilean Superintendency of Securities and Insurance Companies (the "SVS"):

The primary activity of Embotelladora Andina S.A. ("Andina", and together with its subsidiaries, the "Company") is the production and sale of Coca-Cola products and other beverages. The Company has bottling operations in Santiago, Chile and, through its subsidiaries, in Rio de Janeiro, Espiritu Santo and Minas Gerais, Brazil, and Mendoza, Cordoba, and Rosario, Argentina. The Company holds franchises from The Coca-Cola Company covering each of its Chilean, Brazilian and Argentine operations. The franchise for the Chilean territory expires in 2003 and may be extended to 2008 at the option of The Coca-Cola Company. The franchise for the Brazilian territory expires in 2003 and can be extended to 2008 at the option of The Coca-Cola Company. In Argentina, the Company holds franchises for each of Mendoza, Rosario and Cordoba, which expire in 2006 and can be extended at the option of The Coca-Cola Company. Such franchises are expected to be renewed upon expiration.

The repatriation of capital and dividends from the Company's investments in Brazil is subject to certain restrictions in accordance with local Brazilian legislation. Earnings may be distributed only out of local currency retained earnings reported in the tax accounting records. At December 31, 2001, there are no distributable profits in Argentina or Brazil. There exist US$ 26 million of undistributed profits in Uruguay; it is the intention of the Company to continue to invest these funds for the foreseeable future.

Legal reorganizations and joint ventures:

On November 22, 2001, Sociedad Andina Bottling Investments Dos S.A. was incorporated with capital of US$ 100 million, which shall be paid up within a maximum period of three years from the incorporation date.

On June 29, 2001, Embotelladora Andina S.A. and Cristalerias de Chile S.A. ("Cristalerias") entered into a number of contracts establishing a joint venture for the PET plastic container business in which these companies were involved through their respective subsidiaries, Envases Multipack S.A. and Crowpla Reicolite S.A. This joint venture was undertaken by the Company through the incorporation of its subsidiary, Andina Inversiones Societarias S.A., as shareholder of 50% of the shares of Crowpla Reicolite S.A. The remaining 50% of these shares are owned by Cristalerias. In addition, Crowpla purchased the necessary assets from Multipack to develop this joint venture.

On October 16, 2001, at the General Extraordinary Shareholders Meeting of Crowpla, the shareholders agreed to change the Company's name to "ENVASES CMF S.A." ("CMF"). As a result of the previously described asset purchase, an unrealized gain of ThCh$1,328,855 was generated, which will be recorded over the remaining useful life of property, plant and equipment sold to CMF.

On April 1, 2000, the Company terminated the Salucao Pet joint venture entered into with Continental Pet Technology, which resulted in the spin out of certain assets and liabilities to Continental Pet Technology, such that Solucao Pet Ltda. ("Solucao") became 100% owned by Andina Bottling Investment.

In October, 2000, the subsidiaries in Brazil controlled by the operating subsidiary, Rio de Janeiro Refrescos Ltda. ("Refrescos"), were transferred and merged, resulting in the absorption of the companies Solucao and Transportes Landa Rio Ltda. Subsequently Refrescos merged with Brazilian Copa
Participacoes Ltda., with Refrescos becoming the surviving company.

On November 30, 1999, the Board of Directors of Andina agreed to modify the organizational structure of the Company, and subsequently, the administration of foreign subsidiaries in order to take advantage of additional operating and non-operating efficiencies. The restructuring was implemented in two phases:

The first phase consisted of:

1. The merger of the Company's two Argentine subsidiaries, Inversiones del Atlantico S.A. ("IASA") and Embotelladora del Atlantico S.A. ("EDASA"), forming a single entity with the name EDASA;

2.   The disolution of the Uruguayan investment subsidiary, Inversora Perlock
     S.A.;

3. The receipt of shares in the subsidiary, Complejo Industrial PET S.A. from IASA to liquidate a receivable due from IASA from a previously irrevocable capital contribution; and

4. The acquisition of Solucao Brazilian packing operations through the purchase of 50% of the outstanding shares of Solucao from Andina's subsidiary, Envases Multipack S.A.

In the second phase, Andina transferred the ownership of the following foreign subsidiaries to Andina Bottling Investments S.A. (previously EASA Chile S.A.):

1. Andina's majority interest in EDASA and companies in which EDASA was a shareholder, i.e. Cican S.A. (Argentina);

2. The Brazilian investment company, Brazilian Copa Participacoes Ltda. ("BCP"), and companies in which BCP was a shareholder, i.e. Refrescos and its subsidiaries;

3. The Uruguayan investment subsidiary, The Sterling Pacific Corp. ("Sterling"); and

4. Andina's majority shareholder interests in overseas bottling operations, Complejo Industrial Pet S.A. in Argentina and Solucao in Brazil.

The reorganization process was completed in December 1999. The unrealized gains/(losses) between Andina and its subsidiaries from transactions occurring during the reorganization have been eliminated from the Company's financial statements.

Acquisitions:

As discussed in Note 10, in March 2000 the indirect subsidiary Refrescos purchased through a share exchange a new franchise for the sale of carbonated drinks, beer, and mineral water throughout the northern territory of the state of Rio de Janeiro, Espiritu Santo, and the southern part of the state of Minas Gerais previously owned by Nitvitgov Refrigerantes S.A. ("Nitvitgov") for a total of US$ 75 million. Subsequently, on May 23, 2000, the shareholders authorized Refrescos to incorporate Nitvitgov, which in addition owned 25% of Centralli Refrigerantes S.A. The franchise authorizes the production, sale, and distribution of products under The Coca-Cola Company trademark in the above-mentioned territories.

Accounting policies:

The significant accounting policies of the Company are as follows:

a)   General

The consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in Chile ("Chilean GAAP") and regulations established by the SVS.

The accompanying financial statements reflect the consolidated results of operations of Andina and its subsidiaries. All significant intercompany transactions have been eliminated. The Company consolidates the financial statements of the companies in which it controls a majority of voting shares or has the ability, direct or indirect, to direct the management and policies of the company. The Company owns, directly or indirectly in excess of 99.5% of the shares of all of its subsidiaries.

The preparation of financial statements in conformity with Chilean GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

b)   Constant currency restatement

The financial statements of the Company have been price-level restated in order to reflect the effects of changes in the purchasing power of the Chilean currency during each year. All non-monetary assets and liabilities and all income statement accounts have been restated to reflect the changes in the Chilean consumer price index from the date of acquisition, incurrence or occurrence to the end of the year.

The restatements were calculated using the official consumer price index of the National Institute of Statistics (the "CPI") and were based on the "prior month rule", pursuant to which the inflation adjustments are based on the CPI at the close of the month preceding the close of the respective period or transaction. This index is considered by the business community, the accounting profession and the Chilean government to be the index that most closely complies with the technical requirement to reflect the variation in the general level of prices in the country and, consequently, is widely used for financial reporting purposes in Chile.

The values for the CPI used for price-level restatement purposes are as follows:

                                                  Change over
                                                   Previous
                         Index                    November 30
                       ----------                 ------------
                                                        %

November 30, 1999        102.04                        2.6
November 30, 2000        106.82                        4.7
November 30, 2001        110.10                        3.1

By way of comparison, the values for the CPI at each year end are as follows:

                                                  Change over
                                                   Previous
                         Index                    December 31
                       ----------                 ------------
                                                        %

December 31, 1999        102.31                        2.3
December 31, 2000        106.94                        4.5
December 31, 2001        109.76                        2.6

The above-mentioned price-level restatements do not purport to represent appraisal or replacement values and are only intended to restate all non-monetary financial statement components in terms of local currency of a single purchasing power and to include in the net result for each year the gain or loss in purchasing power arising from the holding of monetary assets and liabilities exposed to the effects of inflation.

Assets and liabilities that are denominated in index-linked units of account are stated at the year-end values of the respective units of account. The principal index-linked unit used in Chile is the UF that changes daily to reflect the changes in the CPI. Many of the Company's investments are linked to the UF unit. As the Company's indexed liabilities exceed its indexed assets, the increase in the index results in a net loss on the indexation in 2001, (net loss on indexation in 2000 and a net gain on indexation 1999). Values for the UF are as follows (historical pesos per UF):

                                           Ch$
                                      -----------
December 31, 1999                      15,066.96
December 31, 2000                      15,769.92
December 31, 2001                      16,262.66

All amounts in the financial statements and notes are expressed in Chilean pesos of December 31, 2001 purchasing power, unless otherwise stated. For comparative purposes, the 1999 and 2000 financial statements, and the amounts disclosed in the related footnotes, have been restated in terms of Chilean pesos of December 31, 2001 purchasing power. This updating does not change the prior year's statements or information in any way except to update the amounts to Chilean pesos of similar purchasing power.

c)   Assets and liabilities in foreign currency

Assets and liabilities denominated in foreign currencies were translated into Chilean pesos at the exchange rates reported by the Central Bank of Chile as follows:

                                     Exchange rates
                                     at December 31,
                          --------------------------------------
Currency                    2000                        2001
-----------------         ----------                  ----------
                              Ch$                         Ch$
U.S. dollar                 573.65                      654.79
Pesos (Argentina)           573.65                      385.17
Reales (Brazil)             293.37                      282.19

d)   Time deposits and marketable securities

Time deposits are shown at cost plus price-level restatements and accrued interest, which approximates market value.

Marketable securities relate to units in mutual funds which are stated at redemption value at the end of each year.

Fixed income securities are valued at purchase cost plus accrued interest and price-level restatements at year-end.

e)   Allowance for doubtful accounts

The allowance for doubtful accounts consists of a general provision determined on the basis of the aging of debts and additional allowances for specific customers where collection is doubtful. In the opinion of the Company's management, the allowances are reasonable and the net balances are recoverable.

f)   Inventories

Inventories are stated at purchase and/or production cost, adjusted for price-level restatements and are computed under the average cost method. Provisions are made for obsolescence on the basic of turnover of raw materials and finished products. The stated values of inventories do not exceed their estimated net realizable value.

g)   Recoverable taxes

Recoverable taxes represent a net account receivable for value-added taxes on purchases and sales.

h)   Income taxes and deferred income taxes

The Company has recognized its current tax obligations in conformity with current legislation. The effects of deferred income taxes arising from temporary differences between the basis of assets and liabilities for tax and financial statement purposes are recorded on the basis of the enacted tax rate that is in effect and the estimated date of reversal, in conformity with Technical Bulletin Nos. 60 and 71 issued by the Chilean Institute of Accountants. Previously unrecorded deferred income taxes at January 1, 2000 are recognized in income as the temporary differences reverse.

Until December 31, 1999, deferred income taxes were recorded on the basis of timing differences at year end that were not going to be offset by new timing differences, arising from the same item, between tax and financial results.

i)   Property, plant and equipment and depreciation

Property, plant and equipment are carried at cost plus price-level restatements less accumulated depreciation. Expenditures for significant improvements, or replacement parts, which extend the useful life of an asset for more than one year are capitalized, while maintenance and repair costs are charged to operations as incurred. Gains and losses arising from normal retirement and disposal of property, plant and equipment are reflected in "Other non-operating income and expense".

Property, plant and equipment to be disposed of are valued at the lower of the net realizable value and book value, based on independent appraisals. Unrealized losses are reflected in the consolidated statement of income under "Other non-operating expense".

During 1979, the SVS authorized a technical appraisal of certain property, plant and equipment, which is shown under the heading "Technical reappraisal of property, plant and equipment".

Depreciation expense, amounting to ThCh$ 42,457,418, ThCh$ 41,779,491 and ThCh$ 40,706,602 for 1999, 2000 and 2001, respectively, is determined by the straight-line method based on the estimated useful lives of the revalued assets, which are as follows:

                                        Years
                                    --------------
Buildings and improvements              25-60
Machinery and equipment                   10
Containers                               2-5
Other                                    1-10


j)   Containers

Containers kept at plants and warehouses, as well as bottles and plastic containers held by third parties, are stated at cost plus price-level restatements, net of depreciation. Broken bottles or spoiled containers at warehouses or plants are expensed in each accounting period.

k)   Deposits for containers

The liability for deposits for containers in circulation is estimated based on the number of bottles in circulation and the weighted average deposit value per bottle.

This liability is presented under "Other long-term liabilities" considering that the number of new bottles in circulation during a year is higher than the number of bottles returned during the same period.

l)   Computer software

Software currently in use corresponds to computer packages purchased from third parties and programs developed internally. Software purchased from third parties is capitalized and amortized over a maximum period of four years. Disbursements incurred for computer system development and for the use of Company resources are charged to expense.

m)   Investments in related companies

Investments in companies in which the Company's participation exceeds 10% but is less than 50% are accounted for using the equity method. The Company's proportionate share in net income and loss of related companies is recognized in "Other non-operating income and expense" in the consolidated statements of income, after eliminating any unrealized profits or losses from transactions between related companies.

Investments in which the participation is below 10% are accounted for at cost plus price-level restatements.

n)   Intangibles

Intangibles include franchise rights and licenses that are amortized over the terms of the contracts, not in excess of 20 years.

o)   Goodwill

The Company has classified the cost in excess of fair value of the net assets of companies acquired in purchase transactions as goodwill. Goodwill generated on acquisitions is amortized on a straight-line basis over 20 years. Amortization of goodwill amounted to ThCh$ 4,515,483, ThCh$ 6,301,251 and ThCh$ 10,713,326 for the years ended December 31, 1999, 2000 and 2001, respectively.

p)   Transactions under resale agreements

Purchases of securities under resale agreements are recorded at cost. Applicable interest is recorded as financial income using the straight-line method on an accrual basis.

q)   Issuance costs

The issuance and placement costs of bonds are shown in "Other current assets" and "Other long-term assets" and are being amortized on a straight-line basis over the life of the respective instruments.

Costs include legal, reports on risk classification, printing, and commissions on issuance and are presented net of accumulated amortization.

r)   Claims for recovery

Claims for recovery represent contractual rights for recovery of contingent losses from one of the former owners of the Company's Brazilian bottling subsidiary, Refrescos. Such losses pertain to labor, tax and other matters that are the subject of legal proceedings for which the former owners have accepted responsibility, including the cost of conducting appropriate legal defenses. The claims for recovery are recognized in the full amount of the accrual for losses and contingencies, which is less than the amounts of guarantees provided by the former owners.

s)   Bonds payable

Bonds payable includes placement of Yankee Bonds in the US markets and placement of bonds in UF in Chile, which are carried at par value. The difference in the par value and the proceeds received, the purchase discount, is recorded as a deferred asset. This asset is amortized using the straight-line method over the term of the respective obligations.

t)   Staff severance indemnities

The Company has recorded a liability for long-term service indemnities in accordance with the collective bargaining agreements entered into with its employees in Chile. The indemnity is payable to employees at the rate of one full month's salary for every year of service with the Company. This liability is shown at the present value of the accrued benefits which was calculated by applying a real discount rate of 7% per annum to the benefit accrued as of the end of the year over an average future service period of 15 years.

u)   Sales recognition

The Company records sales revenue based on the physical delivery of finished products to its clients, in accordance with Technical Bulletin No. 70 issued by the Chilean Institute of Accountants.

v)   Franchise incentives

The Coca-Cola Company, at its sole discretion, provides the Company with various benefits and incentives, including advertising and promotional support. The amounts received from The Coca-Cola Company for such support are included within the captions that compose operating income, depending on the nature of the support given.

w)   Derivative transactions

The Company enters into forward and swap contracts to cover the risk of exposure to exchange rate differences on liabilities denominated in United States dollars.

These hedge instruments are recorded at their market values at the closing date of the financial statements. Unrealized losses are recognized as a charge to income and gains are deferred and included in other liabilities (current or long-term) until realized.

Hedge contracts for anticipated transactions are recorded at market value and their changes in value are accounted for as unrealized gains or losses. Upon contract expiration, the deferred gains and losses are recorded in income.

x)   Translation of financial statements in foreign currencies

The financial statements of the non-Chilean subsidiaries of Andina have been converted to Chilean pesos in accordance with Technical Bulletin No. 64, "Accounting for Investments Abroad", of the Chilean Institute of Accountants for the years ended December 31, 1999, 2000 and 2001. Assets and liabilities from these investments are translated into Chilean pesos at the year end exchange rate, except that non-monetary assets and liabilities and shareholders' equity are first expressed at their equivalent value in historical US dollars. Income and expense items are first translated into US dollars at the average exchange rate during the month.

y)   Cash flows

For purposes of the consolidated statements of cash flows, the Company considers all highly liquid investments with a remaining maturity of less than three months at the closing date of the financial statements, including securities purchased under resale agreements, to be cash equivalents.

Cash flows from operating activities include all business-related cash flows as well as interest paid, financial income and, in general, all cash flows not defined as from financing or investing activities. The operating concept used in this statement is broader than that in the consolidated statement of income.

z)   Reclassifications

Certain balances from prior years have been reclassified to conform with current year presentation.

aa)  Translation to U.S. dollars (Unaudited)

The Company maintains its accounting records and prepares its financial statements in Chilean pesos. The U.S. dollar amounts disclosed in the accompanying financial statements are presented solely for the convenience of the foreign reader at the December 31, 2001 closing exchange rate of Ch$
654.79 per US$ 1.00. No representation is made that the Chilean peso amounts could have been, or could be, converted into U.S. dollars at that rate or at any other rate.

NOTE 2 - CHANGES IN ACCOUNTING PRINCIPLES
-----------------------------------------

Effective January 1, 2000, the Company began applying Technical Bulletin No. 60 of the Chilean Institute of Accounts concerning deferred income taxes. This bulletin requires the recognition of deferred income taxes for all temporary differences, whether recurring or not, using an asset and liability approach. This change resulted in a net credit to income of ThCh$ 3,685,320 during the year ended December 31, 2000.

The cumulative effect of this accounting change for years prior to 2000 resulted in the recognition of a net deferred tax asset and an offsetting liability of ThCh$ 1,788,172 at January 1, 2000. The liability and the asset are being offset over the projected period of reversal of such temporary differences without affecting net income. However, there will be an effect on future results arising from the recognition of the reversal of the temporary differences in the current income tax provisions of such periods.

NOTE 3 - TIME DEPOSITS
----------------------

Time deposits, at each year-end were as follows:

                                               At December 31
                               -----------------------------------------------
                                     2000                         2001
                               -----------------            ------------------
                                     ThCh$                         ThCh$
Foreign currency deposits         149,771,469                   18,171,362
                                  -----------                   ----------
      Total                       149,771,469                   18,171,362
                                  ===========                   ==========

NOTE 4 - MARKETABLE SECURITIES
------------------------------

Marketable securities at each year-end were as follows:

                                               At December 31
                               -----------------------------------------------
                                     2000                         2001
                               -----------------            ------------------
                                     ThCh$                         ThCh$
Units in mutual funds              15,727,118                   25,574,151
                                  -----------                   ----------
      Total                        15,727,118                   25,574,151
                                  ===========                   ==========

NOTE 5 - RECEIVABLES
--------------------

Receivables (net) at each year-end consisted of the following:

                                               At December 31
                                    ---------------------------------------
                                         2000                    2001
                                    --------------         ----------------
                                         ThCh$                   ThCh$
Trade accounts receivables            40,328,312              30,151,179
Notes receivables                     16,204,892              14,428,072
Miscellaneous accounts receivables     7,000,876              16,662,107
Allowance for doubtful accounts       (5,301,466)             (3,352,347)
                                      ----------              ----------
      Accounts receivable (net)       58,232,614              57,949,011
                                      ==========              ==========

Notes receivable consisted primarily of post-dated checks. Miscellaneous accounts receivable consisted primarily of advance payments made to suppliers and amounts due from employees.

Gross balances oustanding for more than 90 days but less than one year were ThCh$ 8,279,720 and ThCh$ 5,203,105 at December 31, 2000 and 2001,
respectively.

The Company's bad debt expense totaled ThCh$ 1,458,001 in 1999, ThCh$ 506,163 in 2000, and ThCh$ 1,114,908 in 2001.

NOTE 6 - INVENTORIES
--------------------

Inventories at each year-end consisted of the following:

                                               At December 31
                                    ---------------------------------------
                                         2000                    2001
                                    --------------         ----------------
                                         ThCh$                   ThCh$
Finished products                     10,325,101              9,331,754
Products-in-process                    1,396,766                 56,889
Raw materials                         12,719,308              7,225,199
Raw materials in-transit                 501,175                711,495
                                      ----------             ----------
      Total                           24,942,350             17,325,337
                                      ==========             ==========


Provisions for obsolescence totaled ThCh$ 573,480 and ThCh$ 318,328 at December 31, 2000 and 2001, respectively.

NOTE 7 - OTHER CURRENT ASSETS
-----------------------------

Other current assets at each year-end were as follows:

                                               At December 31
                                    ---------------------------------------
                                         2000                    2001
                                    --------------         ----------------
                                         ThCh$                   ThCh$
Supplies                               3,663,608              2,404,680
Financial instruments subject to
   repurchase agreements (*)           1,155,968              1,596,065
Prepaid expenses                       2,579,112              2,830,587
Other                                  1,138,134              1,359,828
                                      ----------             ----------
      Total                            8,536,822              8,191,160
                                      ==========             ==========
______________
(*) Represents interest bearing time deposits with remaining maturities of less than 30 days.

NOTE 8 - DERIVATIVES
--------------------

There were no forward contracts outstanding as of December 31, 2000. The Company had the following foreign currency forward purchase contracts at December 31, 2001:

                                                                                                         Fair value
                                                                                                             at
                              Purchase                     Notional       Maturity                      December 31,
           Bank                 date        Currency        amount          date          Currency          2001
------------------------     ---------      --------     -------------   ----------       --------      --------------
                                                              ThCh$                                          ThCh$
Deutsche Bank                11/26/2001        US$          3,249,216    01/15/2002         Ch$            (106,224)
Deutsche Bank                11/26/2001        US$          3,384,600    02/14/2002         Ch$            (110,650)
Deutsche Bank                11/27/2001        US$          4,099,749    03/14/2002         Ch$            (105,530)
Deutsche Bank                11/27/2001        US$          2,889,987    04/16/2002         Ch$             (74,390)
Deutsche Bank                11/27/2001        US$          2,688,360    05/15/2002         Ch$             (69,200)
Deutsche Bank                11/27/2001        US$          2,486,733    06/13/2002         Ch$             (64,010)
Deutsche Bank                12/04/2001        US$          2,523,807    07/16/2002         Ch$            (101,084)
Deutsche Bank                12/04/2001        US$          3,205,917    08/13/2002         Ch$            (128,404)
Deutsche Bank                12/04/2001        US$          2,455,596    09/17/2002         Ch$             (98,352)
Deutsche Bank                12/10/2001        US$          1,140,088    09/17/2002         Ch$             (26,945)
Pactual Bank                 08/03/2001        US$          1,834,145    01-02-2002          R$            (251,749)
Pactual Bank                 08/15/2001        US$          2,617,067    06/27/2002          R$            (344,656)
Citibank                     11/08/2001        US$          1,086,951    02-01-2002          R$                  --
Citibank                     11/08/2001        US$          2,903,339    03-01-2002          R$                  --
Santander Bank               11/09/2001        US$          2,830,002    04-01-2002          R$            (346,282)
Bank Boston                  11/19/2001        US$          2,643,387    05-02-2002          R$            (273,159)
Bradesco Bank                11/19/2001        US$          2,403,079    06-03-2002          R$            (245,372)
Bradesco Bank                11/19/2001        US$          2,122,829    07-01-2002          R$            (216,211)
Bradesco Bank                11/27/2001        US$          1,566,258    08-01-2002          R$            (120,663)
Itau Bank                    11/27/2001        US$          1,666,441    09-02-2002          R$            (136,083)
Itau Bank                    12/04/2001        US$          1,765,314    10-01-2002          R$            (143,507)
Pactual Bank                 12/04/2001        US$          1,890,379    11-01-2002          R$            (103,430)
Citibank                     12/04/2001        US$          1,965,680    12-02-2002          R$            (107,343)
Pactual Bank                 12/04/2001        US$          2,627,017    01-02-2003          R$            (142,887)
Pactual Bank                 12/19/2001        US$          2,823,464    12/27/2002          R$              32,310
                                                         ------------                                   -----------
        Total                                              60,869,405                                    (3,283,821)
                                                         ============                                   ===========

Under Chilean GAAP, in accordance with Technical Bulletin No. 57, "Accounting for Derivative Contracts", certain of these forward contracts have been designated as hedges of forecasted transactions. The fair value of these contracts represent a loss of ThCh$ 884,789 that has been deferred until the contracts are settled as allowed by Chilean GAAP. The remaining contracts that are not designated as hedges of forecasted transactions have been valued at fair value with changes in fair value totaling ThCh$ 2,399,032 being recognized in the income statement under the "Financial Expense" caption.

NOTE 9 - PROPERTY, PLANT AND EQUIPMENT
--------------------------------------

a) Land, buildings and improvements and machinery and equipment at each year-end were as follows:

                                              At December 31
                                 ----------------------------------------
                                    2000                         2001
                                    ThCh$                        ThCh$
Land                              14,822,116                   15,496,623
Buildings and improvements        91,670,912                   96,931,734
Machinery and equipment          258,799,186                  232,401,564
                                 -----------                  -----------
      Total                      365,292,214                  344,829,921
                                 ===========                  ===========

Accumulated depreciation         156,263,333                  164,012,196
                                 ===========                  ===========


b)   Other property, plant and equipment at each year-end were as follows:

                                                  At December 31
                                     ----------------------------------------
                                        2000                         2001
                                        ThCh$                        ThCh$
Containers                            82,785,139                   93,169,224
Furniture, tools and implements       26,079,307                   25,503,436
Marketing and displays                33,904,262                   38,643,325
Vehicles and other fixed assets       12,053,115                   13,992,475
                                     -----------                  -----------
      Total                          154,821,823                  171,308,460
                                     ===========                  ===========

Accumulated depreciation             115,536,188                  136,027,984
                                     ===========                  ===========


c)   Technical reappraisal of property, plant and equipment:

This item represents the increase in value of property, plant and equipment resulting from a technical reappraisal made by the Company in 1979 under SVS regulations. Technical reappraisal at each year-end was as follows:

                                          At December 31
                              ---------------------------------------
                                2000                         2001
                                ThCh$                        ThCh$
Land                           1,218,566                    1,218,566
Buildings and improvements       168,963                      168,963
Machinery and equipment          435,627                      435,627
                              ----------                   ----------
      Total                    1,823,156                    1,823,156
                              ==========                   ==========

Accumulated depreciation         502,295                      510,823
                              ==========                   ==========

NOTE 10 - INVESTMENTS IN RELATED COMPANIES, GOODWILL AND INVESTMENTS IN OTHER COMPANIES

                                                     At December 31
                                             -------------------------------
                                                2000                2001
                                                ThCh$               ThCh$

Investments in equity of related companies     7,062,828          18,404,997
                                             ===========         ===========
Goodwill (net)                               108,729,886         111,264,249
                                             ===========         ===========
Investments in other companies                   376,160             671,902
                                             ===========         ===========


a)   Investments in related companies:

Information concerning investments in related companies was as follows:

                               Ownership percentage at     Investment value at
                                     December 31,              December 31,              Participation in net income
                               -----------------------    ----------------------   ---------------------------------------
                                  2000         2001         2000         2001          1999          2000         2001
                                  ----         ----         ----         ----          ----          ----         ----
                                    %            %          ThCh$        ThCh$        ThCh$         ThCh$         ThCh$
Envases CMF S.A. (1)                 --        50.00            --   12,981,295         --              --        29,373
Cican S.A.                        15.20        15.20     2,734,640    2,728,939     252,458         92,320      (298,648)
Kaik Participacoes S/C Ltda.      11.31        11.31     2,144,532    1,461,808     298,984       (835,753)     (489,572)
Envases Central S.A.              48.00        48.00     1,624,152    1,232,955    (190,824)      (182,627)     (384,414)
Agromax S.A. (2)                  48.62        48.62       499,890           --          --             --       (13,783)
Centralli Refrigerante S.A.
(3)                               25.00        25.00        59,614           --          --       (328,679)     (208,765)
Ruscor Refrigerantes S.A. (4)     50.00           --            --           --          --        (64,468)           --
                                                         ---------   ----------    --------      ----------    ----------
      Total                                              7,062,828   18,404,997     360,618     (1,319,207)   (1,365,809)
                                                         =========   ==========    ========      ==========    ==========
_______________
(1)  As discussed in Note 1), this corresponds to the joint venture between the Company and Cristalarias de Chile that was formed on June 29, 2001.
(2)  At December 31, 1999 and 2000, this investment was shown at cost plus price-level restatement. The effect of not recognizing the participation in net income for 1999 and 2000 was considered to be immaterial by the
     Company's management. In 2001, the Company was valued using the equity method. Agromax S.A. had negative equity in 2001.
(3)  Centralli Refrigerante S.A. had negative equity in 2001.
(4)  On February 29, 2000, Refrescos made a cash investment for 50% of the shares of Ruscor Refrigerantes S.A., which owned 100% of the shares of
     Nitvitgov. On March 30, 2000, 50% of the shares of Ruscor Refrigerante
     S.A. owned by Refrescos were exchanged for all of the shares of
     Nitvitgov, as a result of which Refrescos became the direct owner of
     Nitvitgov. In addition, Nitvitgov has a 25% interest in Centralli
     Refrigerante S.A.

b)   Goodwill:

The detail of goodwill at each year-end was as follows:

                                                                                  At December 31
                                                                   -------------------------------------------
                                                                        2000                         2001
                                                                        ----                         ----
                                                                        ThCh$                        ThCh$
Rio de Janeiro Refrescos Ltda.                                        19,594,691                   19,891,378
Complejo Industrial Pet S.A. (1)                                       1,538,835                           --
Nitivitgov Refrigerantes                                              39,263,015                   41,213,938
Embotelladora del Atlantico                                           47,301,277                   48,937,918
Sociedad de Inversiones Libertador Bernardo O'Higgins                  1,032,068                    1,221,015
                                                                   -------------                -------------
      Total                                                          108,729,886                  111,264,249
                                                                   =============                =============
________________
(1)  In 2001, the total balance of Goodwill generated from the purchase of
     Complejo Industrial Pet S.A was charged to income.


As outlined in Note 1, the investment in Envases CMF S.A. generated goodwill which was fully amortized, considering the income generated by Envases Multipack S.A. from the sale of property, plant and equipment to the former company.

Accumulated amortization was ThCh$ 40,345,760 and ThCh$ 51,059,086 at December 31, 2000 and 2001, respectively.

c)   Transactions with related companies:

                                                                                 Amount of transaction for the
                                                          Type of                   year ended December 31,
         Company                  Relation              transaction            1999           2000          2001
---------------------      ---------------------   ---------------------   -------------  ------------  ------------
                                                                               ThCh$          ThCh$         ThCh$
Envases Central S.A.       Equity investee         Sales
                                                   -----
                                                   Raw materials             1,627,746      1,232,853     1,062,554
                                                   Services and other            3,142          1,896         2,548
                                                   Purchases
                                                   ---------
                                                   Finished products         9,276,541      8,650,982     8,371,814
                                                   Services and other            2,254          3,901        34,743
                                                   Commercial accounts
                                                   -------------------
                                                   Loans given                      --      1,162,865       801,720
                                                   Loans received                   --      1,165,620       827,218
                                                   Interest received                --         57,188            --

Coca-Cola de Chile S.A.    Related company
  (1)                        through shareholders  Sales
                                                   -----
                                                   Advertising               4,902,628      4,431,037     2,242,974
                                                   Other                           395          3,327            --
                                                   Purchases
                                                   ---------
                                                   Concentrate              32,219,863     30,769,724    36,651,974
                                                   Advertising                 975,616      2,796,964       285,322

Coca-Cola de Argentina     Related company
  S.A. (1)                   through shareholders  Purchases
                                                   ---------
                                                   Concentrate              29,618,664     19,266,972    13,698,844
                                                   Advertising                 205,474        115,564            --

Coca-Cola Industrias       Related company
  Ltda. CCIL (Brazil)        through shareholders  Purchases
                                                   ---------
                                                   Concentrate              13,370,664     18,761,624            --
                                                   Advertising                      --             --    13,288,400

Recofarma industrias do    Related company
  Amazonas Ltda. (Brazil)    through shareholders  Purchases
                                                   ---------
                                                   Concentrate                      --             --    25,081,921

Cervejarias Kaiser S.A.    Equity investee
  (Brazil)                                         Sales
                                                   -----
                                                   Finished products         2,590,729      4,479,814     4,614,844
                                                   Advertising                      --             --     1,668,374
Centralli refrigerantes    Equity investee
  S.A. (Brazil)                                    Purchases
                                                   ---------
                                                   Finished products                --             --     2,638,416

Cican S.A. (Argentina)     Equity investee         Purchases
                                                   ---------
                                                   Finished products         9,215,075      6,784,494     6,492,260

                                     F-22

                                                                                 Amount of transaction for the
                                                          Type of                   year ended December 31,
         Company                  Relation              transaction            1999           2000          2001
---------------------      ---------------------   ---------------------   -------------  ------------  ------------
                                                                               ThCh$          ThCh$         ThCh$
Envases CMF S.A.           Equity investee         Sales
                                                   -----
                                                   Services rendered                --             --       264,591
                                                   Purchases
                                                   ---------
                                                   Raw materials                    --             --     8,456,971
                                                   Services received                --             --       170,991

Envases Italprint S.A.     Director in common      Purchases
                                                   ---------
                                                   Raw materials               701,408        868,373       989,046
                                                   Fixed assets                     --          2,729            --

Envases del Pacifico S.A   Director in common      Purchases
                                                   ---------
                                                   Raw materials                    --         11,710            --
                                                   Labels                           --        712,598       301,160
                                                   Other                            --            722         1,663


Parque Arauco S.A.         Director of Andina,
                             owns 10% or more of   Publicity space
                             the capital             rentals                    37,706         48,934        34,571

Asesorias e Inversiones    Director in common
  Rupanco Ltda.                                    Financial adviser           241,866         79,079            --

Claudio Cabrera B.         Subsidiary manager      Consulting                   20,268         18,949

Inversiones Freire Ltda.   Majority shareholder    Expense reimbursement            --         10,117

d)   Amounts receivable and amounts payable with related companies:

Short Term                                        At December 31, 2000                  At December 31, 2000
                Company                      Receivable           Payable           Receivable           Payable
------------------------------------        ------------       -------------      -------------       -------------
                                                ThCh$              ThCh$              ThCh$               ThCh$
Coca-Cola de Chile S.A. (1)                           --          3,684,497                 --           2,756,520
Inversiones Freire Ltda.                          25,810                 --                 --                  --
Envases Central S.A. (2)                              --            247,010                 --             709,577
Kaiser (2)                                            --            166,052             48,524                  --
Recofarma Industrias                                  --                 --            720,643                  --
Do Amazonas Ltda.(2)                                  --          2,766,153                 --           2,320,405
Coca-Cola (Argentina) (2)                             --          1,541,873                 --           3,724,786
Coca-Cola (Brazil) (2)                                --          1,036,788                 --           1,526,442
Centralli Refrigerante S.A. (2)                       --            181,827                 --             218,399
Envases del Pacifico S.A. (2)                         --            199,972                 --              18,236
Envases Italprint S.A.                                --            382,258                 --             273,368
Envases CMF S.A.                                      --                 --            632,928                  --
ECPG Net Inc                                          --                 --             10,886                  --
Cican S.A. (Argentina) (2)                            --          1,040,406                 --             586,256
                                             -----------        -----------        -----------         -----------
      Total                                       25,810         11,246,836          1,412,981          12,133,989
                                             ===========        ===========        ===========         ===========

Long Term Company                                 At December 31, 2000                  At December 31, 2000
                Company                      Receivable           Payable           Receivable           Payable
---------------------------------------     ------------       -------------      -------------       -------------
                                                ThCh$              ThCh$              ThCh$               ThCh$
Coca Cola (Chile)                                 26,415                 --             55,713                  --
Centralli Refrigerante S.A. (2)                  120,984                 --             75,627                  --
Coca Cola (Brazil) (2)                                --            209,001                 --                  --
                                             -----------        -----------        -----------         -----------
      Total                                      147,399            209,001            131,340                  --
                                             ===========        ===========        ===========         ===========
_______________
(1)  Reflects shared advertising expenses with Coca-Cola.
(2)  Payable resulting from purchase of finished products.

NOTE 11 - OTHER LONG-TERM ASSETS:
--------------------------------

Other assets at each year-end were as follows:

                                                                      At December 31
                                                       -------------------------------------------
                                                            2000                         2001
                                                       --------------               --------------
                                                            ThCh$                        ThCh$
Yankee bonds:
   Endesa                                                 12,191,819                   16,864,519
   Compania Manufacturera de Papeles y Cartones S.A.              --                    6,859,099
   Compania de Telefonos de Chile                                 --                   14,725,308
   Celulosa Arauco Constitucion                                   --                   16,596,915
   Chilgener S.A.                                                 --                   16,248,970
   Banco Santiago S.A.                                            --                    9,668,491
   Enersis S.A.                                                   --                   10,085,690
   Bundes Bank                                                    --                    9,275,668
   Banco Sudamericano                                             --                    3,469,427
   Petroleos Mexicanos                                            --                    7,182,366
   Telefonos de Mexico S.A.                                       --                    3,568,189
   Cemex S.A.                                                     --                    4,199,679
   Bono soberano Argentina                                        --                      667,886
   Empresa Electrica Pehuenche S.A.                               --                    6,730,847
Time deposit - Deutsche Bank AG.                                  --                   53,935,238
Deferred bond issuance costs and bond discounts            3,497,329                    4,362,857
Deferred charges                                           3,040,927                    2,377,889
Non-operating fixed assets                                 2,402,573                    1,507,841
VAT (Argentina)                                            1,572,169                    1,217,995
Claims for recovery and others (*)                         5,172,683                    1,696,208
                                                         -----------                -------------
      Total                                               27,877,500                  191,241,082
                                                         ===========                =============
_______________
(*)  Includes claims for recovery for the acquisition of Refrescos amounting to ThCh$ 3,105,025 and ThCh$ 834,857 at December 31, 2000 and 2001,
     respectively. These claims for recovery relate to the terms of the purchase of Refrescos by the Company under which the Company has guarantees in an aggregate amount of approximately US$ 50.0 million
     (ThCh$ 32,739,500) from Confab S.A. ("Confab"), one of the prior owners of Refrescos in connection with the accrual for losses and contingencies shown in Note 19. At December 31, 2000 and 2001, these guarantees consist of letters of credit from a major Brazilian commercial bank in the amount of US$ 6.3 million and US$ 1.3 million, respectively, subject to being increased up to US$20 million at the request of the Company, and a mortgage on real estate of Confab valued at approximately US$ 30.0 million by a recognized independent appraiser. As of the date of acquisition of Refrescos in 1994, the loss accruals for the contingencies amounted to a total of ThCh$ 12,298,004, all of which were recorded as claims for recovery under the terms of such purchase. See Note 19.

NOTE 12 - BANK LIABILITIES
--------------------------

a)   Short-term bank liabilities:

The weighted-average annual interest rates on short-term borrowings (including short-term lines of credit) outstanding at December 31, 2000 and 2001 were 10.09% and 3.95%, respectively.

At December 31, 2000 and 2001, the Company had approximately Ch$ 115,743 million and Ch$ 102,686 million, respectively, available through short-term lines of credit. The aggregate used portion of the lines of credit at December 31, 2000 and 2001 was approximately Ch$ 8,094 million and Ch$ 9,472 million, respectively.

b) Long-term bank liabilities consist of loans in Brazilian reales and U.S. dollars, the terms of which were as follows:

                                                Terms
                                      -----------------------------
Lenders                                  Various banks
Payments of interest                     Semiannually in arrears
Weighted average interest rate           6.88% per annum


The long-term bank liabilities outstanding at each year-end were as follows:

                                                At December 31
                                  ------------------------------------------
                                      2000                         2001
                                  --------------              --------------
                                      ThCh$                        ThCh$
Long-term bank loans.                4,672,262                   62,523,305
Less:  Current portion              (1,369,891)                  (7,189,897)
                                   -----------                -------------
      Total long-term portion        3,302,371                   55,333,408
                                   ===========                =============

Scheduled maturities of the long-term bank liabilities at December 31, 2001 were as follows:


Maturing during the year
ending December 31,                   2001
----------------------------   ----------------
                                      ThCh$
2003                                 462,173
2004                                 202,202
2005                               1,557,942
2006                              53,111,091
                                 -----------
      Total                       55,333,408
                                 ===========

NOTE 13 - BONDS PAYABLE
-----------------------

a) At December 31, 2000 and 2001, the balance of bonds payable, amounting to ThCh$ 162,305,613 and ThCh$ 148,180,457, respectively, was recorded at par value and was classified as follows:

                                                             At December 31
                                               -----------------------------------------
                                                   2000                         2001
                                               -------------               -------------
                                                   ThCh$                        ThCh$

Current portion of bonds payable:
   Bonds payable in foreign countries             2,914,379                      598,530
   Bonds payable in local market                         --                      593,909
                                                -----------                -------------
      Total current portion of bonds payable      2,914,379                    1,192,439
                                                ===========                =============

Long-term bonds payable:
   Bonds payable in foreign countries           159,391,234                   33,149,398
   Bonds payable in local market                         --                  113,838,620
                                                -----------                -------------
      Total long-term bonds payable             159,391,234                  146,988,018
                                                ===========                =============

      Total bonds portion                       162,305,613                  148,180,457
                                                ===========                =============

The deferred bond issuance costs and bond discounts are included in "Other assets" and are amortized on a straight-line-basis over the life of the respective bond. Amortization is presented as a financial expense.

Accrued interest amounted to ThCh$ 2,914,379 and ThCh$ 1,192,439 at December 31, 2000 and 2001 and represents the current portion payable.

b) The terms and conditions of the bonds outstanding at December 31, 2001 were as follows:

Bonds payable in foreign countries
----------------------------------

                                         Series A                     Series B                     Series C
                                ----------------------       --------------------         ----------------------
Issue date                      October 3, 1997              October 3, 1997              October 3, 1997
Amount of issuance              US$ 150,000,000              US$ 100,000,000              US$ 100,000,000
Basis of readjustment           No adjustment                No adjustment                No adjustment
Amortization term               10 years                     30 years                     100 years
Principal payments              Due October 1, 2027          Due October 1, 2027          Due October 1, 2097
Annual interest rate            7.000%                       7.625%                       7.875%
Interest payments               Semiannually                 Semiannually                 Semiannually
Covenants applicable to the
  issue                         None                         None                         None

In 2000 and 2001, the indirect subsidiary of Andina located in Uruguay, The Sterling Pacific Corp S.A., repurchased series C bonds in the market for US$ 29,500,000 (US$ 60,500,000 in 2000), series B bonds for US$ 76,000,000 (US$
20,000,000 in 2000) and series A bonds for US$ 113,374,000, which are shown net of the long-term liabilitiy under Bonds payable.

As a result of the favorable difference of bond purchase rates, a net non-operating income was generated of ThCh$ 3,658,988 (ThCh$ 8,168,539 in 2000), net of the proportional issuance expenses amounting to ThCh$ 3,824,215 (US$ 2,061,999 in 2000).

Bonds payable in local market
-----------------------------
                                   Series A                      Series B
                               -------------------          ------------------
Issue date                      June 1, 2001                 June 1, 2001
Amount of issuance              UF 3,300,000                 UF 3,700,000
Basis of readjustment           No adjustment                No adjustment
Amortization term               7 years                      25 years
Principal payments              Due June 1, 2008             Due June 1, 2026
Annual interest rate            6.200%                       6.500%
Interest payments               Semiannually                 Semiannually
Covenants applicable to the
  issue                         See Note 19 c)               See Note 19 c)


NOTE 14 - OTHER ACCRUED LIABILITIES
-----------------------------------

Other accrued liabilities at each year-end are as follows:

                                                     At December 31
                                            ----------------------------------
                                                2000                2001
                                            --------------      --------------
                                                ThCh$               ThCh$
Other accrued liabilities-short term:
   Accrued obligations at year-end (1)         8,306,944           8,380,711
   Publicity contracts                           963,685           1,031,910
   Vacation accrual                            2,538,132           2,152,330
   Staff severance indemnities (2)               436,376             402,126
                                             -----------         -----------
      Total                                   12,245,137          11,967,077
                                             ===========         ===========

Other accrued liabilities-long term:
   Staff severance indemnities (2)             1,648,109           2,185,765
   Banking taxes                               1,096,979           2,072,534
   Accrual for labor contingencies             1,704,175             996,344
   Others                                        880,884             953,602
                                             -----------         -----------
      Total                                    5,330,147           6,208,245
                                             ===========         ===========
_______________

(1) Accrued obligations at year-end include obligations under, bonuses payable to staff, accruals for project expenses and miscellaneous accrued expenses.
(2) Amounts charged to the income statements in 1999, 2000 and 2001 were ThCh$ 1,034,238, ThCh$ 1,029,837 and ThCh$ 792,636, respectively.

NOTE 15 - INCOME TAXES
----------------------

a)   Tax obligations

At December 31, 2001, the Company recorded a provision for income taxes in conformity with current tax regulations amounting to ThCh$ 3,903,459 (ThCh$ 6,092,646 in 2000 and ThCh$ 4,077,952 in 1999).

b)   Retained profits

The balance of the Company's retained tax profits and respective shareholder credit at December 31, 2001 was as follows:

     Retained profits        Tax rate           Credit
     ----------------        --------         ---------
        ThCh$                   %               ThCh$
     39,999,525                15             5,999,929

c)   Deferred income taxes

Deferred income tax balances at December 31, 2000 and 2001 were as follows:

                                               2000                                          2001
                          ----------------------------------------------  ---------------------------------------------
                                  Assets              Liabilities                Assets              Liabilities
                          -----------------------  ---------------------  -----------------------  --------------------
                              Short        Long-     Short-      Long-      Short-       Long-      Short-     Long-
Temporary differences         -term        term      term        term        term        term        term       term
---------------------         -----        ----      ----        ----        ----        ----        ----       ----
Allowance for doubtful
  accounts                    722,470      51,050        --          --     253,677      357,921         --          --
Vacation accrual              147,783          --        --          --     155,811           --         --          --
Amortization of
  intangibles                      --     108,981        --          --          --      101,677         --          --
Depreciation of
  property, plant and
  equipment                        --     921,447   281,772    7,230,158         --      859,685    221,978   6,509,095
Staff severance
  indemnities                      --          --        --      540,982         --      766,222      4,597     492,371
Other                          91,915     687,757   126,454           --    458,532           --      7,884     129,170
Provision for assets
  written-off                 504,083   1,874,289        --           --         --    3,506,988         --          --
Provision for labor and
  trade lawsuits                   --          --        --           --         --      195,122         --          --
Guarantees on bottles (*)          --          --        --    1,671,900         --           --         --   2,809,168
Tax loss carry-forwards            --   5,215,397        --           --         --   17,849,811         --          --
Complementary accounts,
  net of amortization        (183,171) (5,550,372)       --   (6,772,873)  (130,123)  (5,631,558)        --  (5,851,538)
Valuation allowance
                                   --          --        --           --             (15,364,454)                    --
                            ---------   ---------  --------    ---------   --------   ----------   --------   ---------
      Total                 1,283,080   3,308,549   408,226    2,670,167    737,897    2,641,414    234,459   4,088,266
                            =========   =========  ========    =========   ========   ==========   ========   =========
______________
(*)  Corresponds to net income recognized on the amortization of liability for deposits in guarantee, in accordance with Official Letter No. 06017 dated
     October 15, 1999 issued by the SVS.

As described in Note 1 h), the balances of deferred income taxes and related complementary accounts have been adjusted to record the effect of rate changes introduced by the tax reform published in September 2001. This adjustment generated no significant effects on income for the year.

As a result of the amortization charge to income for deposits in guarantee in 1999 of ThCh$ 10,327,699, a deferred tax liability amounting to ThCh$ 1,886,507 was also recognized in 1999.

The unamortized offsetting accounts correspond to the accumulated effect of deferred income taxes which were not recorded until January 1, 2000 when Technical Bulletin No. 60 was adopted. These offsetting asset and liability accounts are amortized over the weighted average terms of reversal of the corresponding temporary differences, which are estimated at 5 and 18 years, respectively.

d)   Effect on income

                                                        Year ended December 31,
                                         --------------------------------------------------------
                                              1999                2000                 2001
                                         --------------      --------------       ---------------
                                            ThCh$                ThCh$                 ThCh$
Current income tax expense                 (4,077,952)          (6,092,646)           (3,903,459)
Deferred income tax (expense) benefit      (1,451,859)           3,314,930            12,907,804
Recoverable tax losses                         90,674            1,162,472                     -
Change in valuation allowance                                            -           (15,364,454)
Other                                         (64,118)            (257,159)             (850,998)
                                          -----------        -------------         --------------
  Total income tax expense                 (5,503,255)          (1,872,403)           (7,211,107)
                                          ===========        =============         =============

e) Total income before income taxes and minority interest arising from different geographic sources is as follows:

                                                                                                     The Company
Year ended December 31,     Chile and other              Brazil               Argentina             (Consolidated)
-----------------------     ---------------           -------------          --------------        ----------------
                                 ThCh$                   ThCh$                   ThCh$                  ThCh$
         1999                   42,714,479              (7,548,083)               (380,538)            34,785,858
         2000                   48,630,827             (12,893,103)             (1,315,562)            34,422,162
         2001                   60,820,121             (13,741,203)             (6,779,638)            40,299,280

NOTE 16 - DIRECTORS' REMUNERATION
---------------------------------

The Board of Directors of the Company received fees of ThCh$ 581,990, ThCh$ 504,813 and ThCh$ 523,081 during the years ended December 31, 1999, 2000 and 2001, respectively.

NOTE 17 - FOREIGN CURRENCY
--------------------------

At each year-end, the Company had the following assets and liabilities denominated in US dollars, Brazilian reales, and Argentine pesos, which have been translated into Chilean pesos in accordance with Note 1 c):

                                                      2000                                     2001
                                     -------------------------------------   ---------------------------------------
                                                    Brazilian    Argentine                  Brazilian     Argentine
Assets                                US dollars     reales        pesos      US dollars      reales        pesos
                                     -----------   -----------  ----------   -----------  ------------  ------------
                                                 (in thousands)                           (in thousands)
Cash                                      495        12,519        5,261           704        6,631        15,216
Time deposits                         270,321        11,172           --        27,751           --            --
Marketable securities (net)            22,719            --           --        26,476           --            --
Receivables (net)                       3,700        53,323       26,494         3,374       75,493        20,334
Amounts due from related
  companies                                --            --           --            17          172         1,871
Inventories                                55        17,108       15,518         3,861       21,830         7,856
Other current assets                   35,500        22,108       24,475         2,418        7,756         9,490
Property, plant and equipment         260,208            --           --       228,251           --            --
Investments in related companies           --         7,290        5,469            --        5,180         7,085
Investments in other companies            672            --           --         1,026           --            --
Goodwill (net)                        176,536            --           --       165,587           --            --
Other long-term assets                 33,886        10,751        6,302       277,510        4,328        10,958
                                      -------       -------      -------       -------      -------       -------
  Total assets                        804,092       134,271       83,519       736,975      121,390        72,810
                                      =======       =======      =======       =======                    =======


                                                    2000                                     2001
                                  --------------------------------------    ---------------------------------------
                                                 Brazilian     Argentine                   Brazilian     Argentine
Liabilities                        US dollars      reales        pesos       US dollars      reales        pesos
                                  ------------  ----------    ----------    ------------  -----------   -----------
                                               (in thousands)                            (in thousands)
Obligations with banks and
  financial institutions              8,757        22,147         3,169        85,498        19,400        27,136
Accounts payable                      6,657        38,515        23,790         8,281        40,237        12,559
Provisions                            1,135        22,332         8,023           598        26,817         2,410
Bonds                               274,428            --            --        51,540            --            --
Other                                 5,512         9,392        12,582         3,736        20,289        25,849
                                   --------      --------      --------      --------      --------      --------
Total liabilities                   296,489        92,386        47,564       149,653       106,743        67,954
                                   ========      ========      ========      ========      ========      ========

Total net assets                    507,603        41,885        35,955       587,322        14,647         4,856
                                   ========      ========      ========      ========      ========      ========

NOTE 18 - OTHER LONG-TERM LIABILITIES
-------------------------------------

Other long-term liabilities are comprised primarily of deposits received for containers, which are accounted for as described in Note 1 k), and accruals for losses of Refrescos arising from contingent liabilities. The amounts outstanding at each year-end were as follows.

                                                  At December 31,
                                        -------------------------------------
                                             2000                  2001
                                        -------------          --------------
                                            ThCh$                 ThCh$

Deposits for bottles and cases (a)         8,791,910             7,113,824
Accrual for losses (Refrescos) (b)         3,105,025               834,857
Other long-term liabilities                1,021,668               738,685
                                         -----------            ----------
  Total                                   12,918,603             8,687,366
                                         ===========            ==========
______________
a) During 1999, the Company changed its estimate of the liability for guarantees on bottles. Previously, the Company's best estimate of the liability was represented by the historical value of cash received in guarantee for the bottles. In 1999 and in future years, the liability for guarantees on bottles is recorded based on the estimated number of bottles in circulation, determined by way of regular inventories of bottles and by applying a weighted average deposit value per bottle. The revised estimate reflects the reduction in the guarantees corresponding to bottles destroyed in the market or transferred by clients to third parties.

     The effect of this change was to reduce the liability for guarantees on bottles and to increase "Other non-operating income" in 1999 by ThCh$ 10,327,699 and to recognize a deferred income tax charge of ThCh$ 1,886,507. See Note 22.


b)   See Note 19 b)


NOTE 19 - CONTINGENCIES AND COMMITMENTS
---------------------------------------

a)   Guarantees

Direct guarantees:
-----------------

                                       Debtor                         Assets pledged as collateral
                      ---------------------------------------  ----------------------------------------
                                                                                                           Balances
                                                                                                          pending at
                                                                                                           year end
Guarantee creditor                Name              Relation      Guarantee        Type       Book value     2001
------------------    -------------------------   -----------  -------------  -------------  -----------  -----------
Uniao Federal         Rio de Janeiro Refrescos    Subsidiary   Warehouse      Warehouse         45,827       77,743
                      Ltda.
Estado Rio de         Rio de Janeiro Refrescos    Subsidiary   Letter of      Letter of             --    1,140,803
  Janeiro             Ltda.                                    credit         credit
Estado Rio de         Rio de Janeiro Refrescos    Subsidiary   Letter of      Letter of             --      235,486
  Janeiro             Ltda.                                    credit         credit
Judicial Authority    Rio de Janeiro Refrescos    Subsidiary   Judicial       Cash           3,624,256          --
                      Ltda.                                    deposit
Banco Galicia         Embotelladom del Atlantico  Subsidiary   Letter of      Industrial       539,238     539,238
                      S.A.                                     credit         pledge
Scotiabank Sud        Embotelladora Andina S.A.   Parent       Performance          --              --     134,248
  Americano                                       Company      bond
Scotiabank Sud        Embotelladora Andina S.A.   Parent       Performance          --              --       4,879
  Americano                                       Company      bond

Indirect guarantees:
-------------------

Guarantor                Type of Guarantee      Amount          Currency      Transaction
-----------------------  -----------------  -------------   ----------------  ----------------------------------------
Various clients          Mortgage               555,000     Argentine pesos   Credit to distributors

Van Derdonkt W. y Cia.   Pledge                  80,000     Argentine pesos   Credit to distributors

Various clients          Policy               11,001.30     U.F.              Advertising contract

Gebo Producci6n          Policy                7,359.84     US$               Change in mechanical work

Unimicro S.A.            Policy               28,560.00     US$               Computer Project Contract

Conelse ingenieria
  S.A.                   Policy                  102.00     U.F.              Electronica work contract

Various clients          Mortgage             6,931,000     Brazilian reales  Credit to distributors

Transporters             Pledge               1,581,000     Brazilian reales  Credit to transporters

CONFAB                   Letter of credit     1,275,000     US$               Purchase of Rio de Janeiro Refrescos Ltda.

CONFAB                   Mortgage            30,000,000     US$               Purchase of Rio de Janeiro Refrescos Ltda.

Russel W. Coffin         Letter of credit    59,000,000     US$               Purchase of Nitvitgov Refrigerantes S.A.

b)   Contingencies

Andina and its subsidiaries are not involved in any material judicial or out-of-court litigation that could result in significant gains or losses. Andina and its subsidiaries have recorded the necessary provisions for the likely losses arising from current and potential labor, trade or other lawsuits. Current lawsuits are described below.

Embotelladora Andina S.A.
-------------------------

Andina has filed a tax lawsuit for assessments made by the Internal Revenue Service for the concept of VAT and non-allowable tax expenses amounting to ThCh$ 57,905, plus price-level restatements and interest. The Tax Court issued a favorable judgement for a partial amount of ThCh$ 23,609, plus price-level restatement and interest. The Company presented an appeal to the Court of Appeal in San Miguel on July 3, 2001.

Refrescos
---------

Refrescos is liable for labor lawsuits, government taxes, and other contingencies incurred by the former owners of the Refrescos, amounting to ThCh$ 834,857 (ThCh$ 3,105,025 in 2000), however, the Company has received guarantees to this effect as shown in a) above.

Refrescos was subject to administrative and legal proceedings regarding tax and other related issues, amounting to ThUS$ 1,521 at December 31, 2001. The Company has fully accrued this liability.

At December 31, 2001, Refrescos was also subject to administrative and legal proceedings regarding tax and other related issues, amounting to ThCh$ 6,794,476 (ThCh$ 5,092,241 in 2000). However no reserve was established because external legal advisors to Refrescos are of the opinion that the likelihood of loss is remote.

Refrescos is subject to inspections and potential legal proceedings, particularly with regard to regulatory requirements governing tax and labor issues. Until the outcome of inspections, legal and administrative proceedings is determined, the Company and its legal advisors believe no significant payments will be made in the resolution of these matters, including those discussed in the paragraphs above.

Complejo Industrial Pet S.A.
----------------------------

The Company was subject to labor lawsuits and other related matters for a maximum amount of ThUS$ 440. The Company has fully accrued this liability.

Embotelladora del Atlantico S.A.
--------------------------------

The Company was subject to labor lawsuits and other related matters for a maximum amount of ThUS$ 1,513. The Company has fully accrued this liability.

Argentine economic condition
----------------------------

At December 31, 2001, assets in Argentina account for 23% of consolidated assets (22% at December 31, 2000). In addition, investments in Argentina accounted for 17.8% of equity at December 31, 2001.

It is difficult to forecast the future developments of the Argentine economy and the consequences on the economic and financial position of Andina's subsidiaries in that country. Therefore, these financial statements do not include all the adjustments that could result from such adverse conditions, and consequently shall be read considering these circumstances.

From the point of view of the Company's management, the consequences of these uncertainties would not have a significant effect on the financial position of Embotelladora Andina S.A.

Environmental
-------------

Andina and its subsidiaries have disbursed ThCh$ 648,414 in 2001 for improvements to industrial processes, industrial waste flow measurement equipment, laboratory analysis, environmental impact consulting and other studies. Future commitments, principally short term commitments, for the same types of expenditures amount to ThCh$ 104,048.

c)   Commitments

Refrescos
---------

Refrescos is committed to pay for advertising contracts amounting to ThCh$ 856,951, expiring between 2002 and 2007.

d)   Restrictions

The bond issue and placement in the US market for US$350 million is not subject to covenants or financial ratios and limit restrictions.

The bond issue and placement in the Chilean market for UF 7,000,000 is subject to the following restrictions:

o Leverage ratio, defined as the Total debt/shareholders' equity plus minority interest, should be less than 1.20.

o Consolidated assets are to be free of any pledge, mortgage or other encumbrance for an amount equal to at least 1.30 times Current Consolidated Liabilities (as defined) that not guaranteed by the investee.

o Andina must retain and, in no way, sell, assign or dispose of to a third party the geographical zone denominated "Region Metropolitana", as a franchised territory in Chile of The Coca-Cola Company for the preparation, production, sale and distribution of the products and brands in accordance with the respective Bottling, Agreement, renewable from time to time.

o Andina must retain and, in no way, sell, assign or dispose of to a third party any other territory in Argentina or Brazil which is currently franchised to Andina by The Coca-Cola Company for the preparation, production, sale, and distribution of the products and brands of The Coca-Cola Company as long as the referred territory represents more than forty percent of the Company's Consolidated Operating Cash Flows (as defined).

NOTE 20 - SHAREHOLDERS' EQUITY
------------------------------

The movements in the capital and reserves of the Company during each of the three years ended December 31, 2001 were as follows:

                                                             Retained
                                Paid-in                      earnings
                                capital         Other       from prior     Net income       Interim
                             (1)(2)(3)(4)   reserves (7)       years      for the year     dividends        Total
                            --------------  ------------  -------------  -------------  -------------  -------------
                                 ThCh$          ThCh$          ThCh$          ThCh$          ThCh$          ThCh$
At January 1, 1999           161,756,532     7,022,195     151,489,739    44,547,818     (15,476,575)   349,339,709
Prior year income
  allocation                          --            --      29,071,243   (44,547,818)     15,476,575             --
Dividends paid                        --            --      (3,831,784)           --     (11,495,352)   (15,327,136)
Price-level restatement
  of equity                    4,205,670       170,153       4,629,446            --         (65,139)     8,940,130
Accumulated translation
  adjustment of foreign
  investments                         --    21,764,987              --            --              --     21,764,987
Net income for the year               --            --              --    27,193,812              --     27,193,812
                             -----------    ----------     -----------    ----------     -----------    -----------
At December 31,1999          165,962,202    28,957,335     181,358,644    27,193,812     (11,560,491)   391,911,502
                             ===========    ==========     ===========    ==========     ===========    ===========

Balance at December 31,
  1999 restated in
  constant Chilean
  pesos of December 31,
  2001                       179,149,060    31,258,198     195,768,858    29,354,552     (12,479,054)   423,051,614
                             ===========    ==========     ===========    ==========     ===========    ===========

At January 1, 2000           165,962,202    28,957,335     181,358,644    27,193,812     (11,560,491)   391,911,502
Prior year income
  allocation                          --            --      15,633,321   (27,193,812)     11,560,491             --
Dividends paid                        --            --     (57,476,756)           --     (11,495,352)   (68,972,108)
Price-level restatement
  of equity                    7,800,223     1,360,994       7,899,138            --        (145,607)    16,914,748
Accumulated translation
  adjustment of foreign
  investments                         --     7,814,581              --            --              --      7,814,581
Net income for the year               --            --              --    31,500,734              --     31,500,734
                             -----------    ----------     -----------    ----------     -----------    -----------
At December 31, 2000         173,762,425    38,132,910     147,414,347    31,500,734     (11,640,959)   379,169,457
                             ===========    ==========     ===========    ==========     ===========    ===========
Balance at December 31,
  2000 restated in
  constant Chilean
  pesos of December
  31,2001                    179,149,060    39,315,030     151,984,192    32,477,257     (12,001,829)   390,923,710
                             ===========    ==========     ===========    ==========     ===========    ===========

At January 1, 2001           173,762,425    38,132,910     147,414,347    31,500,734     (11,640,959)   379,169,457
Prior year income
  allocation                          --            --      19,859,775   (31,500,734)     11,640,959             --
Dividends paid (5)(6)                 --            --     (46,141,062)           --     (11,495,351)   (57,636,413)
Price-level restatement
  of equity                    5,386,635     1,182,120       4,078,111            --         (91,963)    10,554,903
Accumulated translation
  adjustment of foreign
  investments                         --     6,937,391              --            --              --      6,937,391
Net income for the year               --            --              --    33,066,958              --     33,066,958
                             -----------    ----------     -----------    ----------     -----------    -----------
At December 31, 2001         179,149,060    46,252,421     125,211,171    33,066,958     (11,587,314)   372,092,296
                             ===========    ==========     ===========    ==========     ===========    ===========
__________________
(1)  In accordance with Chilean Law No. 18,046, the amount corresponding to the revaluation of paid-in capital has been incorporated in such capital at each year-end.
(2)  During 1999, 2000 and 2001, no new shares were offered.
(3)  As of December 31, 2000 and 2001, significant the shareholders were as follows:

                                                                               2000
                                                ---------------------------------------------------------------------
                                                                   Number of shares                       Ownership
                                                   Series A            Series B             Total        percentage
                                                -------------      -----------------   --------------   -------------
Inversiones Freire Ltda. (*)                     185,706,603                     --     185,706,603          24.43
Citibank N.A. (1)                                 77,863,164             85,877,982     163,741,146          21.54
Coca-Cola Interamerican Corp.                     40,552,802             40,552,802      81,105,604          10.67
AFPs as a group                                   23,066,906             17,441,217      40,508,123           5.33
Inversiones Hydra (Chile) Ltda. (*)                       --             23,206,484      23,206,484           3.05
Inversiones Santa Virginia Ltda. (*)                      --             23,120,484      23,120,484           3.04
Inversiones Multiples Ltda. (*)                           --             22,906,484      22,906,484           3.01
Inversiones Maxus Lida. (*)                               --             21,394,616      21,394,616           2.81
Inversiones Glouchester Ltda. (*)                         --             21,394,616      21,394,616           2.81
Inversiones APM Ltda. (*)                                 --             21,308,616      21,308,616           2.80
Inversiones Freire Dos Ltda. (*)                  14,300,000                     --      14,300,000           1.88
Inversiones Puerto Sofia Ltda. (*)                        --             13,601,132      13,601,132           1.79
Inversiones Teval S.A. (*)                                --             11,983,646      11,983,646           1.58
Inversiones San Andrds Ltda. (*)                          --              8,927,688       8,927,688           1.17
                                                 -----------         --------------     -----------        -------
  Total shares of majority shareholders          341,489,475            311,715,767     653,205,242          85.91
                                                 ===========         ==============     ===========        =======
  Total number of shareholders                         1,240                  1,276           1,352
                                                 -----------         --------------     -----------
  Total shares outstanding                       380,137,271            380,137,271     760,274,542
                                                 -----------         --------------     -----------

                                                                               2001
                                                --------------------------------------------------------------------
                                                                   Number of shares                       Ownership
                                                   Series A            Series B             Total        percentage
                                                -------------    -------------------   -------------  --------------
Inversiones Freire Ltda. (*)                     185,706,603                     --     185,706,603          24.43
The Bank of New York (1)                          64,853,022             82,947,194     147,800,166          19.44
Coca-Cola Interamerican Corp.                     40,552,802             40,552,802      81,105,604          10.67
Inversiones Mar Adentro Ltda. (*)                         --             38,978,263      38,978,263           5.13
Genesis Chile Fund Limited                        13,035,083             14,328,283      27,363,366           3.60
Inversiones Delfin S.A (*)                                --             26,301,100      26,301,100           3.46
Inversiones Caburga S.A.                                  --             23,349,763      23,349,763           3.07
Inversiones Santa Virginia Ltda. (*)                      --             23,120,484      23,120,484           3.04
Inversiones Glouchester Ltda. (*)                         --             21,394,616      21,394,616           2.81
AFP Provida S.A                                   10,542,583              6,328,531      16,871,114           2.22
Inversiones Freire Dos Ltda. (*)                  14,300,000                     --      14,300,000           1.88
Inversiones Puerto Sofia Ltda. (*)                       --              13,601,132      13,601,132           1.79
                                                 -----------         --------------     -----------        -------
  Total shares of majority shareholders          328,990,093            290,902,118     619,892,211          81.54
                                                 ===========         ==============     ===========        =======
  Total number of shareholders                         1,240                  1,276           1,352
                                                 -----------         --------------     -----------
  Total shares outstanding                       380,137,271            380,137,271     760,274,542
                                                 -----------         --------------     -----------
(1)  Acting as depository for the ADRs
(*)  Company related to controlling shareholder


The preferential rights of each series of shares are as follows:
Series A: The right to elect 6 of the 7 directors and their respective alternates.
Series B: The right to receive 10% more of all dividend distributions than Series A shareholders.

(4)  American Depository Receipts

     At December 31, 2001, The Bank of New York, in its capacity as the "Depositary Bank", has been consigned 64,853,022 series A shares and 82,947,144 series B shares in the form of American Depository Receipts which correspond to investments maintained by foreign investors.

(5)  Dividends paid during the year ended December 31, 1999 were as follows:

         Number                       Dividend per Share
         ------                       ------------------
         114               Ch$ 4.80 Series A Ch$ 5.28 Series B
         115               Ch$ 4.80 Series A Ch$ 5.28 Series B
         116               Ch$ 4.80 Series A Ch$ 5.28 Series B
         117               Ch$ 4.80 Series A Ch$ 5.28 Series B

         Dividends paid during the year ended December 31, 2000 were as follows:

         Number                       Dividend per Share
         ------                       ------------------
         118               Ch$   4.80 Series A Ch$  5.28 Series B
         119               Ch$   4.80 Series A Ch$  5.28 Series B
         120               Ch$  12.20 Series A Ch$ 13.42 Series B
         121               Ch$  55.00 Series A Ch$ 60.50 Series B
         122               Ch$   4.80 Series A Ch$  5.28 Series B
         123               Ch$   4.80 Series A Ch$  5.28 Series B

     Dividends paid during the year ended December 31, 2001 were as follows:

         Number                       Dividend per Share
         ------                       ------------------
         124               Ch$   4.80 Series A Ch$  5.28 Series B
         125               Ch$   4.80 Series A Ch$  5.28 Series B
         126               Ch$  53.00 Series A Ch$ 58.30 Series B
         127               Ch$   4.80 Series A Ch$  5.28 Series B
         128               Ch$   4.80 Series A Ch$  5.28 Series B

(6) Dividends declared and scheduled to be paid subsequent to the end of fiscal year 2001 include the following:

         Number                       Dividend per Share
         ------                       ------------------
         129               Ch$ 4.80 Series A Ch$ 5.28 Series B

(7) The balance of Other reserves amounted to ThCh$ 39,315,030 in 2000 and ThCh$ 46,252,421 in 2001, and consisted of the following:

                                                                  1999                2000               2001
                                                              -------------     --------------      --------------
                                                                  ThCh$              ThCh$               ThCh$
Cumulative translation adjustment                               30,363,564         38,420,396          45,357,787
Reserve for technical reappraisal of property, plant
  and equipment                                                    159,322            159,322             159,322
Other reserves                                                     735,312            735,312             735,312
                                                               -----------        -----------          ----------
Total reserves                                                  31,258,198         39,315,030          46,252,421
                                                               ===========        ===========          ==========

     The reserve for cumulative translation adjustment complies with Technical Bulletin No. 64 of the Chilean Institute of Accountants and Official Letter No. 5,294 issued by the SVS.

     The composition of this reserve was as follows:

                                                         Exchange differences
                                                          during the period
                                                     ---------------------------
                                      Balance                                         Transfers of        Balance
         Subsidiary               January 1, 1999    Investment        Liability        reserve      December 31, 1999
         ----------               ---------------    ----------       ----------      ------------   -----------------
                                       ThCh$            ThCh$            ThCh$            ThCh$           ThCh$
Rio de Janeiro Refrescos Ltda.       2,614,951        9,553,967               --               --       12,168,918
Solucao Pet Ltda.                      301,812          791,370               --               --        1,093,182
Embotelladora del Atlantico
  S.A.                               2,656,035        8,899,717               --               --       11,555,752
Complejo Industrial Pet S.A.         1,296,398        4,249,314               --               --        5,545,712
                                    ----------       ----------       ----------       ----------       ----------
Total                                6,869,196       23,494,368               --               --       30,363,564
                                    ==========       ==========       ==========       ==========       ==========


                                                         Exchange differences
                                                          during the period
                                                     ---------------------------
                                      Balance                                         Transfers of        Balance
         Subsidiary               January 1, 2000    Investment        Liability        reserve      December 31, 2000
         ----------               ---------------    ----------       ----------      ------------   -----------------
                                       ThCh$            ThCh$            ThCh$            ThCh$           ThCh$
Rio de Janeiro Refrescos Ltda.      12,168,918        3,284,920               --        1,411,760       16,865,598
Solucao Pet Ltda.                    1,093,182          318,578               --       (1,411,760)              --
Embotelladora del Atlantico
  S.A.                              11,555,752        3,104,627               --               --       14,660,379
Complejo Industrial Pet S.A.         5,545,712        1,348,707               --               --        6,894,419
                                    ----------       ----------       ----------       ----------       ----------
Total                               30,363,564        8,056,832               --                        38,420,396
                                    ==========       ==========       ==========       ==========       ==========

                                                         Exchange differences
                                                          during the period
                                                     ---------------------------
                                      Balance                                         Transfers of        Balance
         Subsidiary               January 1, 2001    Investment        Liability        reserve      December 31, 2001
         ----------               ---------------    ----------       ----------      ------------   -----------------
                                       ThCh$            ThCh$            ThCh$            ThCh$           ThCh$
Rio de Janeiro Refrescos Ltda.      16,865,598       10,813,426               --               --       27,679,024
Embotelladora del Atlantico
  S.A.                              14,660,379       14,464,402               --      (17,041,037)      12,083,744
Complejo Industrial Pet S.A.         6,894,419        5,380,972               --       (6,680,372)       5,595,019
                                    ----------       ----------       ----------      -----------       ----------
Total                               38,420,396       30,658,800               --      (23,721,409)      45,357,787
                                    ==========       ==========       ==========      ===========       ==========

The reduction in the reserve amounting to ThCh$ 23,721,409 results from capital decreases in Embotelladora del Atlantico S.A. for US$ 100.0 million and in Complejo Industrial Pet S.A. for US$ 30.0 million.

NOTE 21 - MINORITY INTEREST
---------------------------

The proportional equity value which corresponds to minority shareholders in each affiliate for each year-end was as follows:

                                                 At December 31,
                                        ----------------------------------
                                           2000                   2001
                                        ----------             -----------
                                          ThCh$                   ThCh$
Equity of minority shareholders of:
  Andina Inversiones Societarias S.A.     18,736                 45,577
                                          ------                 ------
    Total                                 18,736                 45,577
                                          ======                 ======

The proportional participation in the consolidated results which corresponds to the minority shareholders was ThCh$ 71,949, ThCh$ (72,502) and ThCh$ (21,215) in 1999, 2000 and 2001, respectively.

NOTE 22 - OTHER NON-OPERATING INCOME AND EXPENSES:
--------------------------------------------------

Other non-operating income and expenses included the following items:

a)   Other non-operating income:

                                                                              Year end December 31,
                                                               ---------------------------------------------------
                                                                    1999               2000               2001
                                                               -------------       -----------        ------------
                                                                    ThCh$              ThCh$             ThCh$
Gain on sale of property, plant and equipment to Envases
  CMF S.A.                                                               --                 --          5,779,626
Gain on sale of North Fulton Bancshares Inc., shares                     --            981,805                 --
Profit on dissolution of Brazilian package business                      --            562,979                 --
Realization of reserve for cumulative translation
  adjustment (1)                                                         --                 --         23,723,781
Change in estimate for guarantees on bottles (2)                 10,327,699                 --                 --
Other miscellaneous income                                        1,846,983            708,452            630,697
                                                               ------------       ------------       ------------
  Total                                                          12,174,682          2,253,236         30,134,104
                                                               ============       ============       ============
(1)  See Note 20 (Shareholders' equity) for more information.
(2)  See Note 18.

b)   Other non-operating expense:

                                                                              Year end December 31,
                                                               ---------------------------------------------------
                                                                    1999               2000               2001
                                                               -------------       -----------        ------------
                                                                    ThCh$              ThCh$             ThCh$
Impairment of property, plant and equipment (1)                     2,857,610         8,272,754          9,841,758
Staff severance indemnities (2)                                     1,081,434         4,868,900          1,359,220
Write-off of property, plant and equipment                          2,073,094         2,046,111            539,657
Loss on sale of property, plant and equipment                         406,412           144,042          1,777,706
Litigation                                                                 --                --            708,461
Translation adjustment (3)                                          4,193,313          (428,424)        10,036,107
Liquidation of container business                                          --                --            328,585
Other miscellaneous expenses                                        1,305,769         2,499,666          1,562,001
                                                                 ------------      ------------       ------------
  Total                                                            11,917,632        17,403,049         26,153,495
                                                                 ============      ============       ============
                                     F-40


(1)  In 2001, the indirect subsidiaries, Vital S.A., Envases Mutlipack S.A.,
     Complejo Industrial Pet S.A., Refrescos and Embotelladora del Atlantico
     S.A., wrote off property, plant and equipment and established provisions to reflect potential losses on assets held for sale amounting to ThCh$
     335,818 and ThCh$ 9,505,940, respectively. In 2000, Refrescos and
     Embotelladora del Atlantico S.A. had write-offs and provisions amounting to ThCh$ 5,814,063 and ThCh$ 2,458,692, respectively.
(2) Corresponds to losses originated from a number of internal reorganizations by Embotelladora Andina and its subsidiaries abroad.
(3) Corresponds to translation into United States dollars of assets and liabilities in Argentine pesos and Brazilian reales of the subsidiaries in Argentina and Brazil using the method outlined under Technical
     Bulletin No. 64 issued by the Chilean Institute of Accountants.

NOTE 23 - NON-CASH INVESTING AND FINANCING ACTIVITIES
-----------------------------------------------------

The following investing and financing activities did not generate cash flows during the period, but will generate future cash flows.

                                            Expiration                     Expiration                  Expiration
         Concept                 1999           date           2000           date          2001           date
                            ------------    ----------    ------------    -----------  -------------  -------------
                                 ThCh$                         ThCh$                        ThCh$
Expenses
Yankee bond interest                 --          --        (7,688,631)      10-01-01    (8,512,270)      10-01-02
Yankee bond interest         (7,438,441)      04-01-00     (7,688,631)      04-01-01    (8,512,270)      04-01-02
Dividend payment             (4,136,246)      01-26-00     (3,950,570)      01-23-01    (3,831,784)      01-30-02
Fixed asset additions        (2,817,844)         --        (3,808,421)      02-04-01       (59,045)      01-30-02
Fixed asset additions          (262,009)         --                --         --        (3,988,645)      03-03-02
Fixed asset additions          (187,503)        2000               --         --                --             --
Fixed asset additions           (20,940)        2000               --         --          (304,512)      03-28-02
Local bond interest                  --          --                --         --          (593,909)      06-01-02
                            -----------                   -----------                  -----------
Total expenses              (14,862,983)                  (23,136,253)                 (25,802,435)
                            ===========                   ===========                  ===========

Income
  Sale of fixed assets              648       02-29-00         59,797       02-04-01        28,814       02-04-02
  Income tax                  3,251,008       05-31-00      1,859,482       05-31-01     1,496,421       05-31-02
                            -----------                   -----------                  -----------
    Total income              3,251,656                     1,919,279                    1,525,235
                            -----------                   -----------                  -----------
    Total net               (11,611,327)                  (21,216,974)                 (24,277,200)
                            ===========                   ===========                  ===========


NOTE 24 - SUBSEQUENT EVENTS
---------------------------

On January 30, 2002, interim dividend number 129 was paid in the following amounts: Ch$ 4.80 per Series A share, and Ch$5.28 per Series B share. The dividends relate to income for the year 2001.

There have been no other subsequent events between December 31, 2001 and the date on which these financial statements were issued that could significantly affect their balances or interpretation.

NOTE 25 - DIFFERENCE CHILEAN AND UNITED STATES GENERALLY ACCEPTED
          ACCOUNTING PRINCIPLES
-----------------------------------------------------------------

Chilean GAAP varies in certain important respects from the accounting principles generally accepted in the United States ("U.S. GAAP"). Such differences involve methods for measuring the amounts shown in the financial statements as well as additional disclosures required by U.S. GAAP.

The principal methods applied in the preparation of the accompanying financial statements which have resulted in amounts that differ from those that would have otherwise been determined under U.S. GAAP are as follows:

I    Differences in measurement methods:

a)   Inflation accounting

The cumulative inflation rate in Chile as measured by the CPI for the three-year period ended December 31, 2001 was approximately 10.4%.

Chilean GAAP requires that the financial statements be restated to reflect the full effects of the loss in the purchasing power of the Chilean peso on the financial position and results of operations of reporting entities. The method, described in Note 1, is based on a model which enables calculation of net inflation gains or losses caused by monetary assets and liabilities exposed to changes in the purchasing power of local currency. The model prescribes that the historical cost of all non-monetary accounts be restated for general price-level changes between the date of origin of each item and the year-end.

The inclusion of price-level adjustments in the accompanying financial statements is considered appropriate under the prolonged inflationary conditions affecting the Chilean economy even though the cumulative inflation rate for the last three years does not exceed 100%. Accordingly, the effect of price-level changes is not eliminated in the reconciliation to U.S. GAAP included under paragraph (l) below.

The price-level restatement was determined under Chilean GAAP by restating the following non-monetary assets and liabilities as follows:

                                                                             Year end December 31
                                                                 ---------------------------------------------
                                                                  1999                2000                2001
                                                                  ----                ----                ----
                                                                 ThCh$               ThCh$               ThCh$

Shareholders' equity                                            (9,650,486)        (17,439,105)        (10,554,903)
Liabilities                                                       (355,119)         (5,120,482)         (8,385,019)
Property, plant, and equipment                                   2,890,756           4,234,560           2,736,742
Current assets                                                     473,694             282,126             148,554
Other assets                                                     5,929,886          10,934,764           7,505,226
                                                                ----------          ----------          ----------

Adjustment of balance sheet accounts                              (711,269)         (7,108,137)         (8,549,400)
Adjustment of income statement accounts                           (675,912)         (1,347,908)           (948,177)
Foreign exchange gain                                            3,778,766           4,988,338           2,779,743
                                                                ----------          ----------          ----------

    Price-level restatement income (expense)                     2,391,585          (3,467,707)         (6,717,834)
                                                                ==========          ==========          ==========

b)       Translation of financial statements of non-Chilean operations

In accordance with Technical Bulletin No. 64, the financial statements of foreign subsidiaries whose activities do not constitute an extension of the Chilean Company's operations, or which operate in countries that are exposed to significant risks, restrictions or inflation/exchange fluctuations must be remeasured into US dollars and translated into Chilean pesos at the year end exchange rate. Accordingly, the financial statements of the Company's subsidiaries in Argentina, Brazil and Uruguay were considered to be operating in countries that are exposed to significant risks, restrictions and exchange fluctuations and were prepared in accordance with Chilean GAAP, with the exception of monetary correction, and then were remeasured into U.S. dollars as follows:

- Monetary assets and liabilities were translated at year-end rates of exchange between the U.S. dollar and the local currency.

- All non-monetary assets and liabilities and shareholders' equity were translated at historical rates of exchange between the U.S. dollar and the local currency.

- Income and expense accounts were translated at average rates of exchange between the U.S. dollar and the local currency.

- Any exchange differences were included in the results of operations for the period.

Price-level restatement based on Chilean inflation is applied to the beginning investment value in the Company's books and participation in income is recorded as described above. The Company compared this value to its participation in the equity of the investee as remeasured into U.S. dollars and translated into Chilean pesos. The difference is recorded as an adjustment to the investment balance and a direct adjustment to shareholders' equity to the account "Accumulated translation adjustment of foreign investments".

Under this standard, the beginning balances were remeasured into U.S. dollars and translated into Chilean pesos using the exchange rate at the opening of the period January 1, 1998 (U.S.$ 1.00=Chilean pesos 439.18).

In the opinion of the management of the Company, the Chilean GAAP procedures described above are part of the comprehensive basis of preparation of price-level adjusted financial statements required by Chilean GAAP. Inclusion of inflation and translation effects in the financial statements is considered appropriate under the inflationary conditions that have historically affected the Chilean economy and, accordingly, are not eliminated in the reconciliation to U.S. GAAP.

c)       Revaluation of property, plant and equipment

As described in Note 1 i), certain property, plant and equipment has been reported in the financial statements at amounts determined in accordance with a technical appraisal. The revaluation of property, plant and equipment is an accounting principle not generally accepted under U.S. GAAP. The effects of the reversal of this revaluation as well as the related accumulated depreciation and depreciation expense for the year is shown below under paragraph (n).

d)       Income taxes

Under Chilean GAAP, as discussed in Note 2, effective January 1, 2000, the Company began applying Technical Bulletin No. 60 of the Chilean Institute of Accountants concerning deferred income taxes. Technical Bulletin No. 60 requires the recognition of deferred income taxes for all temporary differences, whether recurring or not, using an asset and liability approach. For U.S. GAAP purposes, in prior years the Company applied SFAS No. 109, "Accounting for Income Taxes", whereby income taxes are also recognized using substantially the same asset and liability approach, with deferred income tax assets and liabilities established for temporary differences between the financial reporting basis and tax basis of the Company's asset and liabilities at enacted rates expected to be in effect when such amounts will be realized. Deferred tax assets must be reduced by a valuation allowance when it is more likely than not such assets will not be realized. After the year ended December 31, 1999, Chilean GAAP and U.S. GAAP differ due to the recognition for U.S. GAAP purposes of the reversal of deferred income taxes included in the U.S. GAAP reconciliation in prior years.

Prior to the implementation of Technical Bulletin No. 60, no deferred income taxes were recorded if the related timing differences were expected to be offset in the year that they were projected to reverse by new timing differences of a similar nature.

The effect of providing for deferred income taxes for the differences between the amounts shown for assets and liabilities in the balance sheet and the tax bases of the those assets and liabilities is included in paragraph (n) below and certain disclosures required under SFAS No. 109 are set forth under paragraph II a) below.

e)       Accounting for investments in related companies

As shown in Note 10 a), the Company acquired a 15.2% ownership in Cican S.A. in December 1996. Under Chilean GAAP, this investment has been accounted for under the equity method. Effective January 1, 1998, the Company also began accounting for its investment in Cican S.A. on the equity method for U.S. GAAP purposes. The Company has one of seven board of director positions; is the second largest shareholder; no single shareholder owns more than 50% of the Company; and the Company's subsidiary in Argentina transacts a significant amount of business with Cican S.A. The Company believes that it has the ability to influence the policies of its investee. The amount of income recognized under the equity method of accounting for the years ended December 31, 1999, 2000 and 2001, was ThCh$ 252,458, ThCh$ 92,320 and ThCh$ (298,648),
respectively. Prior to 1998, the Company accounted for this investment at cost less any impairment in value that is other than temporary.

The Company began accounting for its 11.31% interest in Kaik Participacoes S/C Ltda. under the equity method in 1999 as described in Note 10 a). In prior years, as appropriate financial information was not available, the Company accounted for this investment under the cost method. Under U.S. GAAP, as the Company only holds 11.31% interest and the investee's shares do not trade on any exchange, the cost method has been applied for all years presented. The effects are included under paragraph (n) below.

f)       Goodwill

        i) In accordance with Chilean GAAP, goodwill arising from the Refrescos acquisition was amortized over a period of 10 years as from July 1, 1994. Beginning in 1999, in accordance with new rules issued by the SVS, the Company is amortizing the remaining goodwill balance over an original term of 20 years. Under U.S. GAAP, this amortization was over a period of 9 years until the year ended December 31, 1997. For the year ended December 31, 1999, the Company conformed its goodwill life to the life used for Chilean GAAP. The effects of differences in goodwill amortization are included under paragraph (n) below.

        ii) Under Chilean GAAP no deferred tax asset was recognized for the tax loss carryforward related to the acquisition of the former subsidiary, Rosario Refrescos S.A. in 1995. Under U.S. GAAP, a deferred tax asset would be recognized for the amount of the tax loss carry forward which is more-likely-than-not to be recoverable. The deferred tax asset calculated at the date of acquisition would be accounted for us a reduction of the goodwill calculated under Chilean GAAP. The effects of the reduced amortization which has arisen as a result of this adjustment to goodwill is included in paragraph (n) below.

       iii) In accordance with Chilean GAAP, goodwill arising from the acquisition of Nitvitgov was amortized over a period of 20 years as from April 1, 2000. For U.S. GAAP purposes as required by SFAS No. 109, the Company evaluated the recoverabiliy of its deferred tax asset for the net operating loss carryforwards of Refrescos, which was fully reserved for U.S. GAAP purposes in prior years, as part of the allocation of the purchase price paid. The Company concluded that its planned merger of Nitvitgov into Refrescos would allow Refrescos to recover the deferred tax asset and, accordingly, goodwill was reduced by the amount of the valuation allowance related to the deferred tax asset that was no longer required. For Chilean GAAP purposes, no deferred tax asset or valuation allowance was recorded in prior years. However, a deferred tax asset and a related complementary account were recognized effective January 1, 2000 upon adoption of Technical Bulletin No. 60, see Notes 1 h) and 2. The effects of reduced amortization and recognition of the reversal of the valuation allowance and recognition of a deferred tax asset are included under paragraph (n) below.

g)       Acquisition through the issuance of shares

In December 1996, the Company acquired 78.7% of the capital stock of Inti S.A. Industrial y Comercial ("INTI") from a subsidiary of The Coca-Cola Company, resulting in the ownership of substantially all of INTI's shares, and 100% of the capital stock of Complejo Industrial PET S.A. ("Cipet"), both of which are located in Argentina. INTI is the Coca-Cola bottler in the province of Cordoba, Argentina. Cipet is a packaging company in the city of Buenos Aires that produces containers for the various Coca-Cola bottlers in Argentina. These acquisitions were recorded at ThCh$ 62,381,287 and were accounted for in accordance with the purchase method under Chilean GAAP, resulting in goodwill of ThCh$ 20,850,049 (in pesos of December 1996). Also, in December, 1996, 24,006,926 shares were offered, in accordance with the capital increase of Andina approved at the Company's Extraordinary Shareholder's Meeting held in September 1996; 24,000,000 shares were subscribed and paid up by Bottling Investment Limited at Ch$ 2,264 (in pesos of December 31, 1996) each, amounting to ThCh$ 54,336,000 (in pesos of December 1996). Additionally, Coca-Cola purchased; through its subsidiaries Coca-Cola Interamerican Corporation and Coca-Cola Argentina S.A., 100% of Bottling Investment Limited, and consequently, its investment in Andina. The remaining shares were subscribed and paid for by local investors, for a total investment of ThCh$ 15,680 (in pesos of December 31, 1996). Under Chilean GAAP, these transactions were accounted separately. Under U.S. GAAP, both transactions would be accounted for as an acquisition through the issuance of shares and recorded as a purchase under Accounting Principles Board Opinion No. 16 "Business Combinations", whereby the purchase price of the companies would be determined based on the market price of the Company's shares. The fair value of the Company's shares issued to The Coca-Cola Company on the date of the acquisitions was less than the ThCh$ 64,003,200 recorded by the Company as the purchase price for INTI and Cipet. Under U.S. GAAP, the difference is accounted for as a reduction of the goodwill and equity calculated under Chilean GAAP. The effect is included in paragraph (n) below.

h)       Joint venture accounting

In accordance with Chilean GAAP, the Company recognized a gain of ThCh$ 5,779,626 on the sale of properly, plant and equipment to CMF upon the formation of this joint venture with Cristalerias. In addition, the Company charged off the basis difference of ThCh$ 1,708,729 between its investment in and its share of the net equity of the joint venture. Accordingly, the Company recognized a net gain before income taxes of ThCh$ 4,070,897 under Chilean GAAP.

Under US GAAP, a gain can be recognized only if appreciated assets (excluding land) are contributed to a venture, cash or near-cash assets are received, and no other factors exist that could impact realization of the gain (such as guarantees of debt, puts or calls that may result in acquisition of the venture, etc.) Additionally, the gain would be limited to the proportion of the assets deemed sold and any basis difference would be amortized based on the lives of the assets that gave rise to the difference. Finally, all contributions of appreciated assets to the venture would generally be recorded at the venturer's carrying value.

The shareholders' agreement for CMF that establishes joint control of the venture also contains provisions that could require the Company to purchase Cristalerias' shares of CMF. Accordingly, the gain recognized for Chilean GAAP is not considered realized under US GAAP. The effects of reversing the gain and charge-off of the basis difference in the investment, amortizing the basis difference in accordance with US GAAP and adjusting the results of CMF for the Company's share of the amortization of excess value assigned to the assets of CMF under Chilean GAAP are included in paragraph (n) below.

i)       Investment securities

Under Chilean GAAP, debt securities which are not classified as trading securities are carried at cost plus price-level restatement. Under U.S. GAAP, debt securities that are not classified as trading securities (nor as held-to-maturity securities) are reported at fair value, with unrealized gains and losses excluded from earnings and reported in other comprehensive income. The effect is included in paragraph (l) below.

j)       Staff severance indemnities

Pursuant to collective bargaining agreements between the Company and certain of its employees, the Company is committed to provide a payment to each of these employees based upon total years of service. See Note 1 t). Under Chilean GAAP, the financial statements include a liability which is the current monthly salary times the years of services at the closing date, discounted at a 7% annual rate, over the expected remaining years of service for all employees covered by such agreements.

Under US GAAP, this arrangement is considered to be a pension plan, and the liability would be measured by projecting future expected severance payments using an assumed salary progression rate and discounting the resulting amounts to their present value.

In practice the Company believes that the salary progression rate will not differ significantly from the general inflation rate. In the opinion of the management of the Company, the application of US GAAP would not have produced results materially different from the acceptable method under Chilean GAAP.

k)       Accumulated translation adjustment of foreign investments

As described in Notes 20 and 22 a), the Company recognized a gain upon the realization of a portion of its Accumulated translation adjustment of foreign investments account in accordance with Technical Bulletin No. 64. Under Chilean GAAP, a partial liquidation of an investment in a foreign entity is deemed to have occurred upon the repatriation of capital or of earnings in excess of net income for the year. In the case of a partial liquidation, the proportionate share of the Accumulated translation adjustment of foreign investments account related to the foreign investment should be reversed and recorded in the results of the period.

During 2001, the Company repatriated US$ 130 million of capital from its foreign investments in Argentina representing over 50% of the capital invested. Accordingly, the Company reversed a proportionate amount of its Accumulated translation adjustment of foreign investments account and recognized a gain of ThCh$ 23,723,781 in accordance with Chilean GAAP.

Under US GAAP as set forth in SFAS No. 52, "Foreign Currency Translation", the Accumulated translation adjustment of foreign investments account is realized in the results of the period only upon the sale or upon the complete or substantially complete liquidation of an investment in a foreign entity. The effect of reversing this gain for US GAAP is included in paragraph (n) below.

l)       Derivative financial instruments

At December 31, 2001, the Company has derivative contracts consisting of forward contracts to purchase US dollars. These forward contracts were obtained principally to protect the Company from foreign exchange risk with respect to future purchases of raw materials denominated in US dollars in Chile and Brazil.

Under Chilean GAAP in accordance with Technical Bulletin No. 57, "Accounting for Derivative Contracts", certain of these forward contract have been designated as hedges of forecasted transaction. The fair value of these contracts represent a loss of ThCh$ 884,789 that has been deferred until the contracts are settled as allowed by Chilean GAAP. The remaining contracts that are not designated as hedges of forecasted transactions have been valued at fair value with changes in fair value totaling ThCh$ 2,399,032, being recognized in the income statement.

Under US GAAP, the Company adopted SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" effective January 1, 2001. SFAS No. 133 requires that all derivative instruments be recognized on the balance sheet at fair value and that changes in the fair value be recognized in income when they occur, the only exception being derivatives that qualify as hedges. To qualify as the derivative instrument as a hedge the Company must meet strict hedge effectiveness and contemporaneous documentation requirements at the initiation of the hedge and assess the hedge effectiveness on an ongoing (quarterly) basis over the life of the hedge.

Since the Company did not have any derivative instruments at December 31, 2000, there was no impact on the US GAAP results upon adoption of the standard. At December 31, 2001, the Company has recorded all derivative instruments on the balance sheet at fair value. However, the Company has not undertaken to qualify the forward contracts designated as hedges for Chilean GAAP purposes, as hedges for US GAAP purposes. Accordingly, the losses deferred under Chilean GAAP of ThCh$ 884,789 represent a difference from US GAAP that is included in paragraph (n) below.

m)       Comprehensive income

In accordance with U.S. GAAP, the Company is required to report and display all comprehensive income in a separate financial statement. Comprehensive income includes net income and other comprehensive income (revenues, expenses, gains and losses) that are excluded from net income under generally accepted accounting principles. The effect of this standard is shown in paragraph (n) below.

n)       Effects of conforming to U.S. GAAP

The adjustments to reported net income required to conform with U.S. GAAP are as follows:

                                                                                Year end December 31,
                                                                   -----------------------------------------------
                                                                       1999              2000             2001
                                                                       ----              ----             ----
                                                                      ThCh$             ThCh$             ThCh$

Net income as shown in the Chilean GAAP financial statements        29,354,552        32,477,257        33,066,958
Reversal of additional depreciation on revaluation of
  property, plant and equipment (paragraph c)                           10,962             8,877             8,528
Adjustment to deferred income tax provision (paragraph d)          (2,768,0339)          654,823         2,290,633
Difference in accounting for investments in related
  companies (paragraph e)                                             (156,974)          659,575         1,108,755
Amortization of goodwill (paragraph f)                                 782,253           426,246         1,396,971
Acquisition through the issuance of shares (paragraph g)               757,146           757,146           757,146
Joint venture accounting (paragraph h)                                      --                --        (3,801,019)
Accumulated translation adjustment of foreign investments
  (paragraph k)                                                             --                --       (23,723,781)
Derivative financial instruments (paragraph 1)                              --                --          (884,789)
                                                                   -----------       -----------       -----------
Net income in accordance with U.S. GAAP                             27,979,900        34,983,924        10,219,402
                                                                   ===========       ===========       ===========

Income before extraordinary gain                                    27,979,900        28,040,666         7,109,262
Extraordinary gain on repurchase of series A, B and C bonds,
  net of tax                                                                --         6,943,258         3,110,140
                                                                   -----------       -----------       -----------
Net income                                                          27,979,900        34,983,924        10,219,402
                                                                   ===========       ===========       ===========

Components of other comprehensive income:
Accumulated translation adjustment for foreign investments          23,494,367         8,056,833        30,661,172
Unrealized gain on investment securities, net of applicable
  income tax of ThCh$ 71,270 in 1999, ThCh$ 41,802 in 2000
  and ThCh$ 87,174 in 2001 (paragraph h)                               403,863           236,875           493,985
                                                                   -----------       -----------       -----------
Comprehensive income in accordance with U.S. GAAP
  (paragraph i)                                                     51,878,130        43,277,632        41,374,559
                                                                   ===========       ===========       ===========
                                     F-48


The Company's earnings per share is as follows:


                                                                     Year end December 31,
                                             ---------------------------------------------------------------------
                                                     1999                    2000                   2001
                                                     ----                    ----                   ----
                                              ThCh$       ThCh$       ThCh$      ThCh$         ThCh$        ThCh$
                                             Series A    Series B   Series A    Series B      Series A     Series B

Income before extraordinary gain               34.96       38.46       35.13        38.64        8.91         9.80
Extraordinary gain on repurchase of
  Series A, B and C bonds, net of tax             --          --        8.70         9.57        3.90         4.29
                                             -------     -------     -------      -------     -------      -------

Net income                                     34.96       38.46       43.83        48.21       12.81        14.09
                                             =======     =======     =======      =======     =======      =======

Weighted average number of common stock
  outstanding (thousands of shares)          380,137     380,137     380,137      380,137     380,137      380,137
                                             =======     =======     =======      =======     =======      =======


The adjustments required to conform shareholders' equity to U.S. GAAP are as follows:


                                                                                       At December 31,
                                                                                       ---------------
                                                                                 2000                   2001
                                                                                 ----                   ----
                                                                                 ThCh$                  ThCh$

Shareholders' equity as shown in the Chilean GAAP financial
  statements                                                                  390,923,710             372,092,296
Reversal of revaluation of property, plant and equipment
  (paragraph c)                                                                (1,320,860)             (1,312,332)
Adjustment to deferred income taxes (paragraph d)                                (994,031)              1,209,428
Difference in accounting for investments in related companies
  (paragraph e)                                                                  (207,450)                901,305
Amortization of goodwill (paragraph f)                                         (9,471,334)             (8,074,363)
Acquisition through the issuance of shares (paragraph g)                       (4,542,874)             (3,785,728)
Joint venture accounting (paragraph h)                                                 --              (3,801,019)
Unrealized (loss) gain on investment securities (paragraph i)                    (301,992)                279,166
Derivative financial instruments (paragraph 1)                                         --                (884,789)
                                                                              -----------             -----------
    Shareholders' equity in accordance with U.S. GAAP                         374,085,169             356,623,964
                                                                              ===========             ===========

The changes in shareholders' equity determined under U.S. GAAP were as follows (all amounts are expressed in thousands of Chilean pesos at December 31, 2001):

                                                                                                      ThCh$
                                                                                                      -----

BALANCE AT DECEMBER 31, 1998                                                                       368,290,427

Distribution of dividends                                                                          (16,699,027)
Increase in accumulated translation adjustment of foreign investments                               23,494,367
Decrease in net unrealized losses on investment securities                                             403,863
Net income for the year                                                                             27,979,900
                                                                                                 -------------

BALANCE AT DECEMBER 31, 1999                                                                       403,469,530

Distribution of dividends                                                                          (72,661,993)
Increase in accumulated translation adjustment of foreign investments                                8,056,833
Decrease in net unrealized losses on investment securities                                             236,875
Net income for the year                                                                             34,983,924
                                                                                                 -------------

BALANCE AT DECEMBER 31, 2000                                                                       374,085,169

Distribution of dividends                                                                          (58,835,764)
Increase in accumulated translation adjustment of foreign investments                               30,661,172
Decrease in net unrealized losses on investment securities                                             493,985
Net income for the year                                                                             10,219,402
                                                                                                 -------------
BALANCE AT DECEMBER 31, 2001                                                                       356,623,964
                                                                                                 =============

II       Additional Disclosure Requirements:

a)       Income taxes

The accounting for income taxes under Chilean GAAP and U.S. GAAP differs for deferred income taxes. Under U.S. GAAP, as set forth in SFAS No. 109, "Accounting for Income Taxes", all temporary differences arising as a result of transactions that have different accounting and tax treatments are recognized as deferred tax assets and liabilities as of the balance sheet date. A valuation allowance is provided against deferred tax assets that are not recoverable on a more-likely-than-not basis. Under Chilean GAAP, as discussed in Note 2, effective January 1, 2000, the Company began applying Technical Bulletin No. 60 of the Chilean Institute of Accountants concerning deferred income taxes. Prior to the implementation of Technical Bulletin No. 60, only deferred tax assets and liabilities that were expected to materialize in the future were recognized in the financial statements.

The provisions for income taxes included in the consolidated statement of income were as follows:


                                                                             Year end December 31,
                                                              ----------------------------------------------------
                                                                  1999                2000               2001
                                                                  ----                ----               ----
                                                                  ThCh$              ThCh$               ThCh$

Current tax expense as per tax returns                          (4,051,396)        (5,187,333)         (4,754,457)
Deferred tax expense as previously calculated under
  Chilean GAAP                                                  (1,451,859)         3,314,930          (2,456,650)
                                                              ------------       ------------        ------------
Charge for the year under Chilean GAAP                          (5,503,255)        (1,872,403)         (7,211,107)

U.S. GAAP adjustments:

Deferred tax effect of applying SFAS 109 to Chilean GAAP
  results                                                       (2,768,039)           654,823           2,290,633
                                                              ------------       ------------        ------------
Charge for the year under U.S. GAAP                             (8,271,294)        (1,217,580)         (4,920,474)
                                                              ============       ============        ============


The above table can be broken down into geographic sources as follows:


                                                   Chilean and                                         The Company
1999                                                 others            Brazil          Argentina     (Consolidated)
----                                                 ------            ------          ---------     --------------

Current tax expense as per tax return              (4,114,989)          (3,859)           67,452       (4,051,396)

Deferred tax (expense) benefit as previously
  calculated under Chilean GAAP                    (1,033,743)        (436,468)           18,352       (1,451,859)
                                                   ----------       ----------        ----------       ----------
Charge for the year under Chilean GAAP             (5,148,732)        (440,327)           85,804       (5,503,255)
U.S. GAAP adjustments:
Deferred tax effect of applying SFAS 109           (1,099,433)              --        (1,668,606)      (2,768,039)
                                                   ----------       ----------        ----------       ----------
Charge for the year under U.S. GAAP                (6,248,165)        (440,327)       (1,582,802)      (8,271,294)
                                                   ==========       ==========        ==========       ==========

                                     F-51


                                                   Chilean and                                         The Company
2000                                                 others            Brazil          Argentina     (Consolidated)
----                                                 ------            ------          ---------     --------------

Current tax expense as per tax return              (3,045,416)        (219,759)       (1,922,158)      (5,187,333)
Deferred tax (expense) benefit as previously
  calculated under Chilean GAAP                    (1,103,154)       3,016,624         1,401,460        3,314,930
                                                   ----------       ----------        ----------       ----------
Charge for the year under Chilean GAAP             (4,148,570)       2,796,865          (520,698)      (1,872,403)

U.S. GAAP adjustments:
Deferred tax effect of applying SFAS 109               84,302          111,073           459,448          654,823
                                                   ----------       ----------        ----------       ----------
(Charge) benefit for the year under U.S. GAAP      (4,064,268)       2,907,938           (61,250)      (1,217,580)
                                                   ==========       ==========        ==========       ==========

                                                   Chilean and                                         The Company
2001                                                 others            Brazil          Argentina     (Consolidated)
----                                                 ------            ------          ---------     --------------

Current tax expense as per tax return              (5,083,044)              --           328,587       (4,754,457)
Deferred tax (expense) benefit as previously
  calculated under Chilean GAAP                      (978,028)      (2,056,603)          577,981       (2,456,650)
                                                   ----------       ----------        ----------       ----------
Charge for the year under Chilean GAAP             (6,061,072)      (2,056,603)          906,568       (7,211,107)

U.S. GAAP adjustments:
Deferred tax effect of applying SFAS 109            2,165,239          142,353           (16,959)       2,290,633
                                                   ----------       ----------        -----------      ----------
(Charge) benefit for the year under U.S. GAAP      (3,895,833)      (1,914,250)          889,609       (4,920,474)
                                                   ==========       ==========        ==========       ==========

Deferred tax assets (liabilities) as of balance sheet dates are summarized as follows:

                                                                                   2000                 2001
                                                                                   ----                 ----
                                                                                  ThCh$                 ThCh$

Deferred tax assets:
  Tax loss carryforwards                                                          5,215,397            17,849,811
  Vacation accrual                                                                  147,783               155,811
  Allowance for doubtful accounts                                                   773,520               611,598
  Depreciation                                                                      921,447               859,685
  Joint venture accounting                                                               --             1,208,442
  Provision for assets written-off                                                2,378,372             3,506,988
  Amortization of intangibles                                                       108,981               101,677
  Provision for labor and trade lawsuits                                                 --               195,122
  Staff severance indemnities                                                            --               766,222
  Other                                                                             824,971               549,375
Less: Valuation allowance                                                                --           (15,364,454)
                                                                              -------------         -------------
    Total deferred tax assets                                                    10,370,471            10,440,277
                                                                              -------------         -------------
Deferred tax liabilities:
  Depreciation                                                                   (7,511,930)           (6,731,073)
  Staff severance indemnities                                                      (540,982)             (496,968)
  Guarantees on bottles                                                          (1,671,900)           (2,809,168)
  Other                                                                            (126,454)             (137,054)
                                                                              -------------         -------------
    Total deferred tax liabilities                                               (9,851,266)          (10,174,263)
                                                                              -------------         -------------

Net deferred tax (liabilities) assets under U.S. GAAP                               519,205               266,014
                                                                              =============         =============

Net deferred tax (liabilities) assets under Chilean GAAP                          1,513,236              (943,414)
                                                                              =============         =============

Effect of U.S. GAAP adjustments on deferred income taxes                           (994,031)            1,209,428
                                                                              =============         =============

The provision for income taxes differs from amount of income tax determined by applying the applicable Chilean statutory income tax rate to pretax income calculated according to U.S. GAAP as a result of the following:

                                                                               Year end December 31,
                                                                 ------------------------------------------------
                                                                     1999              2000               2001
                                                                     ----              ----               ----
                                                                    ThCh$              ThCh$             ThCh$

Income tax provision at statutory Chilean tax rates                5,482,526         5,430,225          2,270,981
Increase (decrease) in provision resulting from:
  Tax effects resulting from foreign operations                   (1,094,748)          290,106            714,394
  Permanent differences                                            1,855,852        (3,748,735)       (15,611,501)
  Effect of remeasurement to U.S. dollars (Brazil and
    Argentina)                                                     1,551,525          (145,664)         3,461,616
  Change in valuation allowance                                      445,759          (465,647)        15,364,454
  Adjustments in prior year income taxes                                  --                --           (295,754)
  Other                                                               30,380          (142,705)          (983,716)
                                                                  ----------        ----------         ----------
    Effective tax provision                                        8,271,294         1,217,580          4,920,474
                                                                  ==========        ==========         ==========

The Chilean statutory first category (corporate) income tax rate was 15% for 1999, 2000 and 2001. In accordance with Chilean law, Andina and each of its subsidiaries computes and pays income taxes on a separate basis.

The Brazilian federal statutory income tax rate was approximately 25% for 1999, 2000 and 2001. Ordinarily, an additional surtax of 12% for 1999 and 9% for 2000 and 9% for 2001 by way of Social Contribution (CS), similar in nature to income tax, is charged on net income. In view of tax losses for the years ended December 31, 1999, 2000 and 2001, no such levy was due by the Company for such periods.

The Argentine income tax rate was 35% for 1999, 2000 and 2001, in accordance with currently enacted tax legislation.

The Company had net operating tax loss carryforwards related to the Brazilian subsidiaries of approximately ThCh$ 56,092,151 at December 31, 2001 that can be carried forward indefinitely. The Chilean tax loss carryforwards, totaling ThCh$ 54,093,027, can also be carried forward indefinitely.

b)       Statement of cash flows:

For the purpose of the statement of cash flows using U.S. GAAP classifications, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. In accordance with the Company's policy, certain cash equivalents that are managed as part of the Company's investment portfolio are excluded from the amount shown as cash and cash equivalents in the statement of cash flows. The detail of cash and cash equivalents is as follows:


                                                                               Year end December 31,
                                                                 ------------------------------------------------
                                                                     1999              2000               2001
                                                                     ----              ----               ----
                                                                    ThCh$              ThCh$             ThCh$

Cash                                                               8,255,294        12,530,835         13,868,565
Time deposits                                                     77,182,811        69,564,985         18,171,362
Marketable securities                                             10,508,543        15,621,647         24,089,156
Repurchase agreements                                                607,776         1,155,968          1,596,065
                                                                ------------      ------------       ------------
    Total cash and cash equivalents                               96,554,424        98,873,435         57,725,148
                                                                ============      ============       ============

Additional cash flow disclosure required by U.S. GAAP that are shown net in Chilean GAAP are as follows:

                                                                               Year end December 31,
                                                                 -------------------------------------------------
                                                                     1999              2000               2001
                                                                     ----              ----               ----
                                                                    ThCh$              ThCh$             ThCh$

Short-term borrowings with bank and financial institutions         14,599,896        17,804,757         57,499,099
Long-term borrowings with banks and financial institutions            631,240           763,715         52,383,200
Repayment of long-term bank borrowings                            (10,836,228)      (13,454,381)      (108,578,638)
                                                                -------------     -------------      -------------
Net bank borrowings                                                 4,394,908         5,114,091          1,303,661
                                                                =============     =============      =============

c)       Segment information

The Company operates principally in three segments which comprise the production and sales of goods for (i) Coca-Cola soft drinks, (ii) Other beverages (juices, mineral water and beer), and (iii) Packaging. Total revenues by segment include sales to unaffiliated customers, as reported in the Company's consolidated income statement, and intersegment sales, which are accounted for at invoice price.

The Coca-Cola soft drink segment comprises the production and sales of Coca-Cola, Sprite, Fanta and other Coca-Cola soft drinks. The Other beverages segment includes the sales of mineral water, fruit juices and, in Brazil, beer. The Packaging segment consists of the production of PET containers.

The accounting policies for the segments are the same as those described in "Nature of operations and summary of significant accounting policies". Operating income is total revenue less operating expenses under Chilean GAAP. In computing operating income, none of the following items has been added or deducted: Financial income, Financial expense, Price-level restatement, Other non-operating income, Other non-operating expense and Income tax expense.

The Company defines identifiable assets by product segment as receivable balances less specified payables, plus goodwill and fixed assets. Identifiable long-lived assets by geographic area include all long-term assets, less long-term deferred income taxes and claims for recovery in Brazil.

A summary of the Company's operations by segment calculated under Chilean GAAP is as follows:

                                                                 At and for the year end December 31,
                                                       ---------------------------------------------------------
                                                           1999                   2000                  2001
                                                           ----                   ----                  ----
                                                           ThCh$                 ThCh$                 ThCh$

Revenue:
Sales to unaffiliated customers:
  Soft drinks                                           350,666,236            401,333,184           419,088,787
  Other beverages                                        41,161,746             36,792,102            43,921,712
  Packaging                                              24,235,086             20,718,124            18,916,619
                                                      -------------          -------------         -------------
    Subtotal                                            416,063,068            458,843,410           481,927,118
                                                      -------------          -------------         -------------

Intersegment sales:
  Soft drinks                                               176,178                394,517                    --
  Other beverages                                        17,237,415             17,560,044            15,267,770
  Packaging                                              25,405,979             20,516,086            15,951,883
  Eliminations                                          (42,819,572)           (38,470,647)          (31,219,653)
                                                      -------------          -------------         -------------
    Subtotal                                                     --                     --                    --
                                                      -------------          -------------         -------------
    Total revenue                                       416,063,068            458,843,410           481,927,118
                                                      =============          =============         =============

Operating income:
  Soft drink                                             31,525,050             50,007,312            48,995,042
  Other beverages                                         6,231,055              6,042,150             6,394,049
  Packaging                                               2,101,632                491,547               436,868
                                                      -------------          -------------         -------------
    Total operating income                               39,857,737             56,541,009            55,825,959
                                                      -------------          -------------         -------------

Depreciation:
  Soft drinks                                            31,865,178             32,874,675            34,791,462
  Other beverages                                         1,576,560              1,399,423             1,371,181
  Packaging                                               9,015,680              7,505,393             4,543,959
                                                      -------------          -------------         -------------
    Total depreciation                                   42,457,418             41,779,491            40,706,602
                                                      -------------          -------------         -------------

Segment assets:
  Soft drinks                                           317,866,856            362,789,074           527,123,383
  Other beverages                                        15,136,689             13,914,809            12,230,824
  Packaging                                              73,406,766             44,339,912            17,472,834
                                                      -------------          -------------         -------------
    Total segment assets                                406,410,311            421,043,795           556,827,041
                                                      -------------          -------------         -------------

Capital expenditures:
  Soft drinks                                            30,933,460             19,935,893            19,512,396
  Other beverages                                           559,154                952,838               863,903
  Packaging                                               3,338,715              1,362,154             1,173,706
                                                      -------------          -------------         -------------
    Total capital expenditures                           34,831,329             22,250,885            21,550,005
                                                      -------------          -------------         -------------

A geographical summary of the Company's operations by segment calculated under Chilean GAAP is as follows:

                                                                 At and for the year end December 31,
                                                       ---------------------------------------------------------
                                                           1999                   2000                  2001
                                                           ----                   ----                  ----
                                                           ThCh$                 ThCh$                 ThCh$

Revenue:
Sales to unaffiliated customers:
  Chile                                                 194,795,345            193,638,007           190,452,996
  Brazil                                                 76,215,259            129,905,577           140,759,266
  Argentina                                             145,052,464            135,299,826           150,714,856
                                                     --------------         --------------        --------------
    Total revenue                                       416,063,068            458,843,410           481,927,118
                                                     --------------         --------------        --------------

Operating income:
  Chile                                                  39,402,540             43,034,859            39,295,704
  Brazil                                                 (1,555,415)             5,588,145             5,369,127
  Argentina                                               2,010,612              7,918,005            11,161,128
                                                     --------------         --------------
    Total operating income                               39,857,737             56,541,009            55,825,959
                                                     --------------         --------------

Identifiable long-lived assets:
  Chile                                                 127,726,925            118,926,144           271,390,927
  Brazil                                                111,537,428            138,951,416           141,877,224
  Argentina                                             141,787,813            134,904,829           127,142,073
                                                     --------------         --------------        --------------
    Total identifiable long-lived assets                381,052,166            392,782,389           540,410,224
                                                     --------------         --------------        --------------

A reconciliation of total segment assets by product, and long-lived assets by country, to total consolidated assets for the years ended December 31, 1999, 2000 and 2001 is as follows:

                                                                            At December 31,
                                                       ---------------------------------------------------------
                                                           1999                   2000                  2001
                                                           ----                   ----                  ----
                   Industry                                ThCh$                 ThCh$                 ThCh$
                   --------

Total segment assets                                    406,410,311            421,043,795           556,827,041
Cash                                                      8,255,294             12,530,835            13,868,565
Financial instruments                                   247,737,091            165,498,587            43,745,513
Amounts due from related parties                          1,878,917                173,209             1,544,321
Recoverable taxes                                        12,790,538              9,381,558             5,473,501
Deferred income taxes                                       881,967              1,513,236               503,438
Investments in related companies                          7,936,485              7,062,828            18,404,997
Investment in other companies                               397,487                376,161               671,902
Intangible assets (net)                                   1,384,790              1,158,630               975,371
Liabilities deducted from segment assets                 57,989,175             57,810,388            47,699,938
                                                     --------------         --------------        --------------
  Total assets                                          745,662,055            676,549,227           689,714,587
                                                     --------------         --------------        --------------

Identifiable long-lived assets                          381,052,166            392,782,389           540,410,224
Current assets                                          360,627,647            280,023,430           148,469,506
Deferred taxes-long term                                    377,459                638,383                    --
Claims for recovery-Brazil                                3,604,783              3,105,025               834,857
                                                     --------------         --------------        --------------
  Total assets                                          745,662,055            676,549,227           689,714,587
                                                     --------------         --------------        --------------

                                     F-57

d)       Derivative financial instruments

Derivative financial instruments are used by the Company principally in the management of its interest rate and foreign currency exposures. The Company does not hold or issue derivative financial instruments for trading purposes. Prior to January 1, 2001, deferral (hedge) accounting was applied only if the derivative reduced the risk of the underlying hedged item and was designated at inception as a hedge with respect to the hedged item. Additionally, the derivative was required to achieve results that were expected to be inversely correlated to those of the hedged item. If a derivative instrument ceased to meet the criteria for deferral accounting, any subsequent gains and losses were currently recognized in income. If a hedging instrument was sold or terminated prior to maturity, gains and losses continued to be deferred until the hedged item was recognized in income.

Under US GAAP, the Company adopted SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" effective January 1, 2001. SFAS No. 133 requires that all derivative instruments be recognized on the balance sheet at fair value and that changes in the fair value be recognized in income when they occur, the only exception being derivatives that qualify as hedges. To qualify the derivative instrument as a hedge the Company must meet strict hedge effectiveness and contemporaneous documentation requirements at the initiation of the hedge and assess the hedge effectiveness on an ongoing (quarterly) basis over the life of the hedge.

The Company had no derivative financial instruments outstanding at December 31, 2000. At December 31, 2001 the Company had derivative financial instruments outstanding consisting of forwards to purchase US dollars with a notional amount of ThCh$ 60,869,405, all of which mature by the end of 2002. None of these derivative financial instruments were designed as hedges in accordance with USGAAP.

During 2000 and 2001 the Company entered into forward contracts in its Chilean and Brazilian operations to manage its exposure associated with respect to foreign currency commitments in US dollars, which were primarily for raw materials purchases.

The financial instruments described above involve elements of market risk and credit risk. Market risk is the possibility that future changes in foreign exchange or interest rates may make the financial instruments more or less valuable. Credit risk is the possibility of default by the counterparties. The loss that the Company would incur if a counterparty defaulted is significantly less than the instruments' notional value and the loss exposure is the fair value of the instrument. The Company does not require collateral or other security for the instruments.

e)       Operating income

Under Chilean GAAP, the following income and expenses arising during the years ended 1999, 2000 and 2001 are classified as "Non-operating income and expense" whereas under US GAAP they would be included within "Operating income":

                                                                 1999                2000                2001
                                                                 ----                ----                ----
                                                                ThCh$               ThCh$               ThCh$

Operating income as reported under Chilean GAAP              39,857,737          56,541,009          55,825,959
Gain on sale of property, plant and equipment to
  Envases CMF S.A.                                                   --                  --           5,779,626
Impairment of property, plant and equipment                  (2,857,610)         (8,272,754)         (9,841,758)
Loss on sale of property, plant and equipment                  (406,412)           (144,042)         (1,777,706)
Staff severances indemnities                                 (1,081,434)         (4,868,900)         (1,359,220)
Litigation                                                           --                  --            (708,461)
Write-off of property, plant and equipment                   (2,073,094)         (2,046,111)           (539,657)
Liquidation of container business                                    --                  --            (328,585)
Change in estimate for guarantees on bottles                 10,327,699                  --                  --
Other miscellaneous income                                    1,043,464                  --                  --
Profit on dissolution of Brazilian packgage business                 --             562,979                  --
                                                            -----------         -----------         -----------
    Operating income under US GAAP format                    44,810,350          41,772,181          47,050,198
                                                            ===========         ===========         ===========

f)       Concentrations of credit risk

The assets of the Company that are potentially subject to significant concentrations of credit risk are deposits held with banks and financial institutions and trade accounts receivable.

The Company holds accounts with a variety of banks and does not hold significant deposits with any single bank. The Company has a wide customer base and trades with a large number of small customers. Consequently, the Company does not believe that it has any significant concentrations of credit risk at December 31, 2001.

g)       Disclosures regarding the fair values of financial instruments

The estimated fair values of the Company's financial instruments were as follows:

                                                                          At December 31,
                                               ------------------------------------------------------------------
                                                              2000                               2001
                                                              ----                               ----
                                                  Carrying            Fair            Carrying            Fair
                                                   value              value            value              value
                                                   -----              -----            -----              -----
                                                   ThCh$              ThCh$            ThCh$              ThCh$

Long-term investment in bonds                    12,191,819        11,889,827       126,143,054       126,422,220
Bonds payable                                  (162,305,613)     (146,321,623)     (148,180,457)     (144,550,567)
Foreign currency contracts (net)                         --                --        (2,399,032)       (3,283,821)

Long-term investment: The fair value of the investment in bonds was determined based on quoted market prices.

Bonds payable: The fair value of bonds payable, including current portion, is estimated based on the quoted market price of the Company's U.S. dollar denominated bonds payable.

Foreign currency contracts: The estimated fair values of the forward contracts are based on quoted market prices at year end.

Management believes that the fair value of the Company's other financial instruments is not materially different from their respective book values, and therefore does not believe that the non-disclosure of such information would have a material effect on a reader's understanding of these financial statements.

h)       Concentrations of other risks

The majority of the Company's net sales are derived from the distribution of Coca-Cola soft drinks. The Company produces, markets and distributes Coca-Cola soft drinks through standard bottler agreements between the Company's individual bottler subsidiaries and The Coca-Cola Company. Under the Bottler Agreements, The Coca-Cola Company unilaterally sets the prices for Coca-Cola soft drink concentrates sold to the Company.

The Company is dependent on The Coca-Cola Company to renew such bottler agreements. The bottler agreements are subject to termination by The Coca-Cola Company in the event of default by the Company or upon expiration in accordance with their respective terms. No assurance can be given that the bottler agreements will be renewed upon their expiration. Termination or non-renewal of the bottler agreements would have a material adverse effect on the Company's business.

The soft drink and non-alcoholic beverage business are highly competitive in each of the Company's franchise territories. In each of its franchise territories, the Company competes with bottlers of PepsiCo Inc. as well as bottlers of regional brands. The Company's soft drink products also compete generally with other non-alcoholic beverages.

i)       Recent accounting pronouncements

In July 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 141, "Business Combinations". SFAS No. 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001; the use of the pooling-of-interests method of accounting is prohibited after this date. This Statement does not fundamentally change the guidance for determining the cost of an acquired entity and allocating that cost to the assets acquired and liabilities assumed. It does establish specific criteria for the recognition of intangible assets separately from goodwill and requires unallocated negative goodwill to be written off immediately as an extraordinary gain (instead of being deferred and amortized). The Company did not complete any significant acquisitions between July 1, 2001 and December 31, 2001. Accordingly adoption of SFAS No. 141 had no impact on the US GAAP results at December 31, 2001.

In July 2001, the FASB also issued SFAS No. 142, "Goodwill and Other Intangible Assets". SFAS No. 142 eliminates the amortization of goodwill and instead requires a periodic review of any goodwill balance for possible impairment. SFAS No. 142 also requires that goodwill be allocated at the reporting unit level. SFAS No. 142 is effective for years beginning after December 15, 2001. The Company has not yet completed the transitional impairment test required by SFAS No. 142 as of January 1, 2002. The Company is evaluating the effect of this statement on its financial position and results of operations

In July 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations". SFAS No. 143 requires entities to record the fair value of a liability for an asset retirement obligation in the period in which it is incurred. When the liability is initially recorded, the entity capitalizes the cost by increasing the carrying amount of the related long-lived asset. Over time, the liability is accreted to its present value each period and the capitalized cost is depreciated over the useful life of the related asset. Upon settlement of the liability, the entity either settles the obligation for the amount recorded or incurs a gain or loss. SFAS No. 143 is effective for fiscal years beginning after June 15, 2002. The Company is evaluating the effect of this Statement on its financial position and results of operations.

In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". SFAS No. 144 superseded FASB Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets To Be Disposed Of", and the accounting and reporting provisions of Accounting Principles Board Opinion ("APB") No. 30, "Reporting the Results of Operations - Reporting on the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions" for the disposal of a segment of a business (as previously defined in APB No.
30). The FASB issued SFAS No. 144 to establish a single accounting model, based on the framework established in SFAS No. 121, for long-lived assets to be disposed of by sale. SFAS No. 144 broadens the presentation of discontinued operations in the income statement to include a component of an entity (rather than a segment of business). A component of an entity comprises operations and cash flows that can be clearly distinguished, operationally and for financial reporting purposes, from the rest of the entity. SFAS No. 144 also requires that discontinued operations be measured at the lower of the carrying amount or fair value less cost to sell. SFAS No. 144 is effective for fiscal years beginning after December 15, 2001 and should be applied prospectively. The Company is evaluating the effect of this Statement on its financial position and results of operations.

j)       Pro Forma Condensed Income Statement

APB No. 16 "Business Combinations", requires the disclosure of certain pro forma information concerning to results of operations of the Company as though its acquisition of Nitvitgov Refrigerantes S.A. had occurred as of the beginning of 1999.

The following unaudited pro forma information has been prepared for comparative purposes only and does not purpot to be indicative of the results of operations which actually would have been resulted had the acquisition occurred on the date indicated, or which may result in the future:

                                                                                    Year end December 31,
                                                                                    ---------------------
(In millions of constant pesos)                                                  1999                   2000
                                                                                 ----                   ----

Net sales                                                                      460,215                473,288
Chilean GAAP net income                                                         26,428                 29,870
Basic and diluted earnings per share Series A under Chilean GAAP (1)             33.11                  37.41
Basic and diluted earnings per share Series B under Chilean GAAP (1)             36.42                  41.16

(1)      (In millions of constant pesos)